   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 22, 2000



                                                      REGISTRATION NO. 333-93915

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         ADVANTA EQUIPMENT RECEIVABLES
                          LIMITED LIABILITY COMPANIES
                             (ISSUER OF SECURITIES)

                               ADVANTA BANK CORP.
                (TRANSFEROR TO THE LIMITED LIABILITY COMPANIES)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                        UTAH                                              23-2597173
          (STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


                           11850 SOUTH ELECTION ROAD
                               DRAPER, UTAH 84020
                                 (801) 523-0858
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   PRINCIPAL EXECUTIVE OFFICES OF REGISTRANT)
                            ------------------------

                               COLE SILVER, ESQ.
                             C/O ADVANTA BANK CORP.
                              1020 LAUREL OAK ROAD
                           VOORHEES, NEW JERSEY 08043
                                 (609) 782-7300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                             CAMERON L. COWAN, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                              3050 K STREET, N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 339-8488
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM           PROPOSED
              TITLE OF                    AMOUNT TO BE         AGGREGATE PRICE       MAXIMUM AGGREGATE          AMOUNT OF
    SECURITIES TO BE REGISTERED            REGISTERED            PER UNIT(1)         OFFERING PRICE(1)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Equipment Receivables Asset-Backed
  Notes.............................     $1,000,000,000              100%              $1,000,000,000           $264,000*
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act

 *  $264 of such amount was previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT

                SUBJECT TO COMPLETION, DATED             , 2000

  PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                            , 2000
               ADVANTA EQUIPMENT RECEIVABLES SERIES 2000-    LLC
                                     ISSUER
                               ADVANTA BANK CORP.
                            ORIGINATOR AND SERVICER

           EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 2000-
                          $[         ] CLASS A-1 NOTES
                          $[         ] CLASS A-2 NOTES
                          $[         ] CLASS A-3 NOTES
                          $[         ] CLASS A-4 NOTES
                           $[         ] CLASS B NOTES
                           $[         ] CLASS C NOTES

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-6 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.

     A note is not a deposit and neither the notes nor the underlying contracts or receivables are insured or guaranteed by any governmental agency.

     The notes offered in this prospectus supplement and the accompanying prospectus are obligations of the issuer only. They are payable only from a limited pool of assets. The notes are not obligations of Advanta Bank Corp., Advanta Corp. or any of their affiliates.

                                              PRICE TO    UNDERWRITING    PROCEEDS
                                  INTEREST     PUBLIC       DISCOUNT      TO ISSUER
CLASS                               RATE      PER NOTE      PER NOTE      PER NOTE
-----                             --------    --------    ------------    ---------
A-1.............................   [    %]     [    %]       [    %]        [    %]
A-2.............................   [    %]     [    %]       [    %]        [    %]
A-3.............................   [    %]     [    %]       [    %]        [    %]
A-4.............................   [    %]     [    %]       [    %]        [    %]
B...............................   [    %]     [    %]       [    %]        [    %]
C...............................   [    %]     [    %]       [    %]        [    %]

     The total price to public is [$          ,] the total amount of the
underwriting discount is [$          ,] and the total amount of proceeds before
deduction of expenses is [$          .]

CREDIT ENHANCEMENT

     The Class B notes are subordinated to, and provide credit enhancement for, the Class A notes. [The Class C notes are subordinated to, and provide credit enhancement for, the Class A and the Class B notes.] The issuer also is issuing
[$          ] of [     %] [Class D] asset-backed notes. [The Class D notes are
subordinated to, and provide credit enhancement for, the Class A notes, the Class B notes and the Class C notes.]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]
                                           , 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes in two separate documents:
(a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes and (b) this prospectus supplement, which describes the specific terms of your series of notes.

     If the terms of your series of notes as described in this prospectus supplement vary from the terms described in the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.
                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Summary of Terms......................   S-1
  Issuer..............................   S-1
  Limited Obligations.................   S-1
  Originator and Servicer.............   S-1
  Trustee.............................   S-1
  The Pledged Assets..................   S-1
  The Contracts.......................   S-1
  The Notes...........................   S-2
  Payment Date........................   S-2
  Issuance Date.......................   S-2
  Interest Payments...................   S-2
  Principal Payments..................   S-2
  Stated Maturity.....................   S-3
  Subordination.......................   S-3
  Reserve Account.....................   S-3
  Flow of Funds.......................   S-4
  Optional Redemption.................   S-4
  [Class A-4 Special Redemption]......   S-4
  Limited Ability to Remove Defaulted
     Contracts........................   S-5
  Federal Income Tax Status...........   S-5
  ERISA Considerations................   S-5
  Ratings.............................   S-5
Risk Factors..........................   S-6
  You May Not Be Able to Sell Your
     Notes............................   S-6
  Security Interest in Most Equipment
     Has Not Been Perfected...........   S-6
  Geographic Concentration of the
     Contract Portfolio Causes
     Increased Risk From Local
     Economic Conditions and Natural
     Disasters........................   S-6
Introduction..........................   S-7
The Issuer............................   S-7
  Capitalization of the Issuer........   S-7
Management's Discussion and Analysis
  of Financial Condition..............   S-8



                                        PAGE
                                        ----
Use Of Proceeds.......................   S-8
The Pledged Assets....................   S-8
  General.............................   S-8
  Trust Estate........................   S-9
  The Contracts.......................   S-9
Statistical Information...............   S-9
Servicing Portfolio Delinquency and
  Default Information.................  S-16
  Historical Delinquency
     Information......................  S-16
  Historical Default Experience.......  S-16
Description of the Notes..............  S-17
  General.............................  S-17
  Payment Dates, Business Days and
     Stated Maturity Date.............  S-17
  Determination Date and Collection
     Periods..........................  S-17
  Interest Payments...................  S-17
  Principal Payments..................  S-18
  Flow of Funds.......................  S-20
  Optional Redemption.................  S-21
  Class A-4 Special Redemption........  S-22
  Subordination Provisions............  S-22
  Reserve Account.....................  S-22
  Reports to Noteholders..............  S-23
  Payments Subsequent to an Event of
     Default..........................  S-25
Prepayment and Yield Considerations...  S-25
[Legal Investment]....................  S-31
Underwriting..........................  S-32
Ratings of the Notes..................  S-33
Legal Matters.........................  S-34
Reports to Noteholders................  S-34
Where You Can Find More Information...  S-34
INDEX OF TERMS........................  S-35
Appendix A: Global Clearance,
  Settlement and Tax Documentation
  Procedures..........................   A-1

                                SUMMARY OF TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO MAKE YOUR INVESTMENT DECISION. IT PROVIDES GENERAL, SIMPLIFIED DESCRIPTIONS OF CALCULATIONS, CASH FLOWS AND OTHER MATTERS THAT, IN SOME CASES, ARE HIGHLY TECHNICAL AND COMPLEX. MORE DETAIL IS PROVIDED IN OTHER SECTIONS OF THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, CAREFULLY READ THIS ENTIRE DOCUMENT AND THE PROSPECTUS.

ISSUER

Advanta Equipment Receivables Series 2000-
LLC will issue the notes.


The issuer is a Nevada limited liability company. Its principal place of
business is                ,                . Its telephone number is (   )
   -     .



The issuer is a newly created limited liability company. The sole member of the issuer is Advanta Bank Corp.


References in this prospectus supplement to "we" or to "our" are statements made by the issuer or by Advanta Bank Corp.

LIMITED OBLIGATIONS

Our obligation to pay the notes is limited to a specific source of funds. We will pay the notes only from payments received on the contracts and collateral provided for the contracts. The contracts will be equipment leases and loan agreements. We will identify all of the contracts at the time we issue the notes.

ORIGINATOR AND SERVICER

Advanta Bank Corp. originated or acquired the contracts or acquired interests in the contracts. Advanta Bank Corp. will transfer its interest in the scheduled payments arising under the contracts to the issuer.

Advanta Bank Corp. or its successor will service the contracts for the issuer. The servicer will collect payments on the contracts and enforce defaulted contracts when necessary. The servicer may, but is not required to, make advances to cover delinquent contract payments.

Advanta Bank Corp. is a Utah industrial loan corporation. Its principal place of business is 11850 South Election Road, Draper, Utah 84020. Its telephone number is (801) 523-0858.

The transfer and servicing agreement will permit Advanta Bank Corp. to assign its rights and obligations as servicer to any affiliate of Advanta Corp. if the rating agency condition is satisfied. Advanta Bank Corp. will service the contracts through a subservicing arrangement with Advanta Business Services Corp.

TRUSTEE

The trustee is                . The trustee's address is                     .
Its telephone number is (   )    -     .

THE PLEDGED ASSETS

We will pledge to the trustee, as security for the notes:

  - the contracts listed on a schedule delivered to the trustee;


  - the right to payments made on the contracts, except the excluded amounts and except the residual receipts;


  - the security interest, if any, in the underlying equipment;

  - amounts held in the series accounts and earnings on the series accounts;

  - recoveries on insurance policies and disposition of repossessed equipment;

  - [credit enhancement for this series];

  - our rights in the transfer and servicing agreement.

THE CONTRACTS

We will use the proceeds from the sale of the notes (i) to buy from Advanta Bank Corp., a portfolio of contracts and related interests, [(ii) to make the initial deposit to the reserve account] and (iii) to pay costs and expenses incurred in issuing the notes.

The contracts are primarily leases of small-ticket equipment.

The contracts include leases and loan agreements. Approximately [ %] of the contracts, based on the statistical aggregate contract principal balance, are in the form of loan agreements. The terms of the loan agreements differ from the leases as described in the prospectus.

We will calculate the principal value of the contracts at any time by discounting the contracts' remaining scheduled payments at the applicable discount rate which is [ %].

The statistical characteristics of the contracts shown in this prospectus
supplement, however, are calculated as of [               ], [               ],
using a statistical discount rate of [  %].

The contracts had the following characteristics as of                ,
               :

  - statistical aggregate contract principal balance: [$          ]

  - statistical average contract principal balance: [$          ]

  - number of contracts: [               ]

We expect some variance between this information and the portfolio on the day we issue the notes. The characteristics of the portfolio on the date of issuance will not vary by more than 5% from the information listed in the previous paragraph.

We will make payments on the notes from collections on the contracts.

THE NOTES

In this document, we are offering [               ] classes of notes:

  - [  %] Class A-1 notes with an initial principal balance of [$     ];

  - [  %] Class A-2 notes with an initial principal balance of [$     ];

  - [  %] Class A-3 notes with an initial principal balance of [$     ];

  - [  %] Class A-4 notes with an initial principal balance of [$     ];

  - [  %] Class B notes with an initial principal balance of [$     ]; and
  - [  %] Class C notes with an initial principal balance of [$     ].

We also will issue [$          ] of [     %] [Class D] notes at the same time as
the offered notes. We are not offering the [Class D] notes by this document.

We will issue the notes under an indenture dated as of                ,      .
The terms of the notes will be contained in the indenture.

PAYMENT DATE

We will pay interest and principal on the offered notes on the [15th] day of each month if the [fifteenth] is a business day. If the [fifteenth] is not a business day, then the payment will be on the next business day.
               ,      will be the first payment date.

ISSUANCE DATE

We will issue the notes on or about                ,      .

INTEREST PAYMENTS

[Interest on the notes will accrue from one payment date to and including the day before the next payment date. For the first payment, interest will begin to accrue on the day we issue the notes.]

The interest rate for each class of offered notes is specified on the cover page and in this prospectus supplement summary under "Summary of Terms -- The Notes" and under "Description of the Notes -- Interest Payments."

[Interest on the Class A-1 notes will be computed on the basis of actual days elapsed and a 360-day year. Interest on the Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes, Class C notes and Class D notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.]

PRINCIPAL PAYMENTS

We will pay monthly principal on the notes from available funds only after servicer advances are repaid and after trustee fees and expenses, servicing fees and interest on all the Class A notes, the

[Class B notes, the Class C and the Class D] notes are paid. Principal payments will be made from remaining amounts.

Monthly principal payments due will be [an amount equal to the excess of the outstanding principal balance over the aggregate contract principal balance as of the related calculation date.]

We will pay principal monthly as follows:
  - first to Class A-1, until it is paid in full, the entire monthly principal amount to pay Class A-1;

  - after Class A-1 is paid in full, a portion of the monthly principal amount equal to the Class A principal payment amount to pay Class A-2 until it is paid in full; then to pay Class A-3 until it is paid in full and finally to pay Class A-4 until it is paid in full;


  - after Class A-1 is paid in full, a portion of the monthly principal amount equal to the Class B principal payment amount to Class B until Class B is paid in full;



  - after Class A-1 is paid in full, a portion of the monthly principal amount equal to the Class C principal payment amount to Class C until Class C is paid in full;



  - after Class A-1 is paid in full, a portion of the monthly principal amount equal to the Class D principal payment amount to Class D until Class D is paid in full unless the Class D floor exceeds the Class D target investor principal amount;



  - if the Class D floor exceeds the Class D target investor principal amount, the difference between the monthly principal amount and the sum of the Class A principal payment amount, Class B principal payment amount, Class C principal payment amount and the Class D principal payment amount will be paid sequentially to Class A-2, Class A-3, Class A-4, Class B notes, Class C notes and Class D notes.


We refer you to "Description of the Notes -- Flow of Funds" in this prospectus supplement for more detail on the payment of principal and interest.

STATED MATURITY

If the notes have not already been paid in full, we will be obligated to pay the outstanding principal amount of the Class A-1 notes, Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes, Class C notes and Class D notes in full on their respective stated maturity dates.

The stated maturity dates are:

                                 STATED
CLASS                        MATURITY DATE
-----                        -------------
A-1......................
A-2......................
A-3......................
A-4......................
[B.......................                    ]
[C.......................                    ]
[D.......................                    ]

We expect that payment on the notes of each class will be made before the payment date shown in the table above.

SUBORDINATION

The Class B notes will be subordinated to the Class A notes; the Class C notes will be subordinated to the Class A notes and the Class B notes; and the Class D notes will be subordinated to the Class A notes, the Class B notes and the Class C notes.

  - On each payment date, the trustee will use available funds to pay interest on the Class A notes, then interest on the Class B notes, then interest on the Class C notes [and finally interest on the Class D notes]; and

  - On each payment date, the trustee will use the available funds to pay principal on the Class A notes, then principal on the Class B notes, then principal on the Class C notes and finally principal on the Class D notes.

We refer you to "Description of the Notes -- Subordination Provisions" in this prospectus supplement for a more complete description of the subordination of the Class B notes, the Class C notes and the Class D notes.

RESERVE ACCOUNT

The trustee will establish a reserve account. On the closing date, the issuer
will deposit into the reserve account an amount equal to [     %] of
the initial aggregate contract principal balance. [Additional deposits will be made from the flow of funds until the required reserve amount is on deposit.] The trustee will use the amounts in the reserve account to pay the following amounts if collections on the contracts are insufficient:


  - amounts owed to the [trustee and] the servicer;



  - repayment of servicer advances;


  - interest due on the notes; and

  - principal due on the notes.

The required reserve amount is [the greater of [     %] of the initial aggregate
contract principal balance and [     %] of the outstanding principal balance of
the notes.] The required reserve amount will not, however, exceed the outstanding amount of the notes.

FLOW OF FUNDS

On each payment date, the trustee will make the following payments from the available funds in the collection account. The available funds in the collection account will include any amounts transferred from the reserve account. The trustee will make payments in the following order of priority:


  - first, to the trustee to pay fees and expenses;


  - then, to the servicer to pay for any unrecoverable servicer advances;

  - then, to the servicer to pay the servicer fee along with miscellaneous amounts;

  - then, to the Class A noteholders to pay the Class A note interest, ratably with respect to each class of Class A notes;

  - then, to the Class B noteholders to pay the Class B note interest;


  - then to the Class C noteholders to pay Class C note interest;


  - then, until the Class A-1 notes are paid in full, the entire monthly principal amount to pay principal of the Class A-1 notes;

  - when the Class A-1 notes have been paid in full, a portion of the monthly principal amount equal to the Class A principal payment amount to pay principal of the Class A-2 notes until paid in full, then to pay principal of the Class A-3 notes until paid in full and finally to pay principal of the Class A-4 notes until paid in full;


  - when the Class A-1 notes have been paid in full, a portion of the monthly principal amount equal to the Class B principal payment amount to pay principal of the Class B notes and a portion of the monthly principal amount equal to the Class C principal payment amount to pay principal of the Class C notes,



  - then to the reserve account in the amount needed to increase the amount in the reserve account to the required reserve amount;



  - then a portion of the monthly principal amount equal to the Class D principal payment amount to pay principal of the Class D notes;



  - then if the Class D floor is greater than the Class D target investor principal amount, the difference between the monthly principal amount and the sum of the Class A principal payment amount, the Class B principal payment amount, the Class C principal payment amount and the Class D principal payment amount to pay principal sequentially to Class A-2, Class A-3, Class A-4, Class B and Class C;



  - finally, to the issuer, any remaining available funds in the collection account.


OPTIONAL REDEMPTION

The servicer has the option to direct the redemption of all remaining notes when
the aggregate contract principal balance is [     %] or less of the initial
aggregate contract principal balance.

If a redemption occurs, you will receive a final distribution equaling the entire unpaid balance of your notes plus any accrued and unpaid interest. You will not receive a redemption premium.


[CLASS A-4 SPECIAL REDEMPTION]



[The Class A-4 notes may be redeemed on any payment date, at a price equal to the Class A-4 principal balance on that payment date, including any accrued and unpaid interest, plus the Class A-4 special redemption premium. The Class A-4 special redemption premium is payable only to the holders of the Class A-4 notes if the issuer exercises the Class A-4 special redemption;

it is not payable in the event of an optional redemption as described in the immediately preceding paragraph. If the Class A-4 special redemption occurs, it will be treated as a purchase of the Class A-4 notes by the issuer and payments on those notes will be made to the issuer.]


LIMITED ABILITY TO REMOVE DEFAULTED CONTRACTS

The issuer may, but has no obligation to, remove defaulted contracts from the Series 2000-
trust estate. The issuer may remove contracts with a contract principal balance, calculated as if the contracts were not defaulted, in the aggregate amount up to
[     %] of the initial aggregate contract principal balance. Upon removal of a contract, the issuer must deposit the prepayment amount for a removed contract into the collection account.

FEDERAL INCOME TAX STATUS

In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the issuer, under existing law, [the Class A-1 notes, Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C Notes] will be characterized as indebtedness for federal income tax purposes. By your acceptance of a note, you will agree to treat your note as debt for federal, state and local income and franchise tax purposes. We refer you to "Federal Income Tax Consequences" in the prospectus for additional information about the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in the prospectus, [the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes] are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the notes on behalf of or with plan assets of any plan should consult with its counsel regarding whether the purchase or holding of the notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or section 4975 of the Internal Revenue Code.

RATINGS

We will not issue the notes unless the rating agencies have assigned the following ratings (or higher) to each class of notes:

                        [RATING    [RATING
CLASS                   AGENCY]    AGENCY]
-----                   -------    -------
A-1...................   [    ]     [    ]
A-2...................   [    ]     [    ]
A-3...................   [    ]     [    ]
A-4...................   [    ]     [    ]
B.....................   [    ]     [    ]
C.....................   [    ]     [    ]
D.....................   [    ]     [    ]

The ratings may be lowered, qualified or withdrawn by the rating agencies in their discretion. The ratings are not recommendations to buy, sell or hold the notes. They do not address any risk of prepayment or that payment will be made at any time before the stated maturity.

                                  RISK FACTORS

You should carefully consider the following risk factors and the risk factors included in the prospectus before deciding to invest in the notes offered by this prospectus supplement.

YOU MAY NOT BE ABLE TO SELL      If no public market develops, you, as a
YOUR NOTES                       noteholder, may not be able to liquidate your
                                 investment in the notes prior to maturity.
                                 There currently is no public market for the notes, and we offer no assurance that one will develop. The underwriters expect, but are not obligated, to make a market in the notes. There is no assurance, however, that any market will be created or, if created, will continue.


SECURITY INTEREST IN MOST        Financing statements in favor of Advanta Bank
EQUIPMENT HAS NOT BEEN           Corp. have been filed only for equipment with
PERFECTED                        an original cost of $25,000 or more; such
                                 equipment represents only approximately
                                 [     %] of the statistical aggregate contract
                                 principal balance. As a result, the security
                                 interest in equipment that represents
                                 approximately [     %] of the statistical
                                 aggregate contract principal balance has not and will not be perfected in favor of Advanta
                                 Bank Corp., the issuer or the trustee.

GEOGRAPHIC CONCENTRATION OF      As of the statistical calculation date,
THE CONTRACT PORTFOLIO CAUSES    approximately [     %], [     %], [     %],
INCREASED RISK FROM LOCAL        [     %] and [     %] of the contracts (based
ECONOMIC CONDITIONS AND NATURAL  on the statistical aggregate contract principal
DISASTERS                        balance) were located in                ,
                                                ,                ,
                                                and                ,
                                 respectively. No other state accounts for more
                                 than      % of the statistical aggregate
                                 contract principal balance. Accordingly, adverse economic conditions, natural disasters or other factors particularly affecting any of these states could have a disproportionate affect on the performance of the portfolio.

                                  INTRODUCTION


     On or about               ,      , the "CLOSING DATE", Advanta Equipment
Receivables Series 2000-     LLC will issue [$          ] of its equipment
receivables asset-backed notes, Series 2000-               in [four] classes of
[Class A notes, including Class A-1, Class A-2, Class A-3 and Class A-4] and [one class each of Class B, Class C and Class D notes.] Only the [Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C] notes are being offered by this prospectus supplement. The [Class A notes, Class B notes and Class C notes]
are, for Series 2000-     , the "OFFERED NOTES." [The issuer will place the
Class D notes privately.] The [Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes and the Class D] notes are collectively the "NOTES." Capitalized terms used in this prospectus supplement are defined on the pages indicated in the table entitled "Index of Terms" at the back of this prospectus supplement. Certain terms used in this prospectus supplement and not defined in this document have the meaning assigned to those terms in the prospectus.


     The notes will be issued under the terms of the indenture, dated as of the date of issuance of the notes between Advanta Equipment Receivables Series
2000-     LLC, as the issuer, Advanta Bank Corp., as servicer, and
               , as trustee. The specific terms of the notes will be set forth in the indenture.


     Advanta Equipment Receivables Series 2000-     LLC will enter into a
transfer and servicing agreement dated the date of issuance of the notes with Advanta Bank Corp., as transferor and as servicer. Pursuant to the transfer and
servicing agreement, Advanta Equipment Receivables Series 2000-     LLC will
acquire Advanta Bank Corp.'s right, title and interest in the pledged assets.


                                   THE ISSUER

     The issuer is Advanta Equipment Receivables Series 2000-     LLC.


     Advanta Equipment Receivables Series 2000-     LLC is a [single-member]
limited liability company formed under the laws of Nevada. The sole member of the issuer is Advanta Bank Corp. The issuer will be operated under the terms of its articles of organization filed in the Nevada Secretary of State's office on
              , 2000 and a limited liability company operating agreement dated , 2000. The principal office of the issuer is located at
               .


CAPITALIZATION OF THE ISSUER

     The following table illustrates the capitalization of the issuer as of the closing date:

Class A-1 notes.............................................
Class A-2 notes.............................................
Class A-3 notes.............................................
Class A-4 notes.............................................
Class B notes...............................................
Class C notes...............................................
Class D notes...............................................
                                                              ----------
                                                              $
                                                              ==========

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION


     As of the date of this prospectus supplement, the issuer does not have an operating history. The proceeds of the sale of the notes will be used by the issuer to acquire the contracts or Advanta Bank Corp.'s rights to the contracts, to pay any costs and expenses and to make the initial deposit to the reserve account. See "Use of Proceeds." The issuer is prohibited by its articles of organization from engaging in any other business other than (i) the purchase of equipment leases and lease receivables (including equipment), loan agreements and other financing agreements from Advanta Bank Corp. and its affiliates, (ii) the issuance of notes collateralized by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under the law of the state of Nevada. The issuer's ability to incur, assume or guaranty indebtedness for borrowed money is also restricted by its limited liability company agreement.


                                USE OF PROCEEDS

     The issuer will apply the proceeds from the sale of the notes in the following manner:

     - to make the initial deposit to the reserve account, in the amount of
       $          (equal to [     %] of the initial aggregate contract principal
       balance);

     - to acquire the portfolio of contracts (or interests in the contracts) from Advanta Bank Corp.; and

     - to pay costs and expenses.

     To the extent that the value of the contracts and other rights and interests acquired from Advanta Bank Corp. exceeds the amount of proceeds of the notes available to purchase the assets, Advanta Bank Corp. will contribute the balance of such assets to the capital of the issuer.


     Advanta Bank Corp. has previously transferred finance contracts to affiliates and the affiliates have pledged the contracts as security for or a source of payment for notes issued by the affiliates. The issuer will use proceeds from the sale of the notes to acquire contracts from Advanta Bank Corp. and Advanta Bank Corp. will use proceeds from the sale of the contracts in part to acquire the contracts from the current owners. All of the finance contracts to be included in the portfolio are contracts originated or acquired by Advanta Bank Corp.


                               THE PLEDGED ASSETS

GENERAL

     The assets pledged ("PLEDGED ASSETS") by the issuer to the trustee to secure the notes will consist of the issuer's right, title and interest in:


     - contracts including leases and loans included on a list delivered to the trustee on the closing date; the contracts provide financing for the purchase or lease of a variety of small-ticket equipment items for businesses, including office equipment, such as computers, copy machines, facsimile machines, printers and telephones, telecommunications equipment, automotive repair equipment, surveillance equipment and furniture; the assets pledged to secure the notes do not include any residual interest in the equipment;



     - all monies due or to become due on the contracts after the opening of
     business on           ,
      except the excluded amounts, and all related security;



     - the issuer's rights in the security interests granted by the users to secure the payment obligations on the contracts;


     - all amounts in the collection account and the reserve account and earnings on those accounts;


     - all of the issuer's rights in the transfer and servicing agreement;

     - recoveries on insurance policies and disposition of repossessed equipment; and



     - proceeds of each of the above, but not including the right to any excluded amounts.



     "EXCLUDED AMOUNTS" are those amounts received by the servicer from the users to pay insurance premiums, taxes, late charge fees for those contracts for which a servicer advance has been made, any initial unpaid amounts and various other incidental amounts.


TRUST ESTATE


     Under the indenture, the issuer will pledge all of the pledged assets to the trustee to secure the payment of the notes. The trustee will hold the interests in the pledged assets. The trustee's interest will be known as the "TRUST ESTATE."


THE CONTRACTS

     The contracts are in the form of leases or loans. Loans may include installment sale contracts.

     Of the contracts, [ %], measured by the statistical aggregate contract principal balance, are leases and the remaining [ %] are loan agreements.

     The servicer has represented that, for accounting purposes, all of the leases included as contracts are financing leases rather than "true" leases or operating leases.


     Approximately [ %] of the statistical aggregate contract principal balance represents contracts in which Advanta Bank Corp. has acquired from vendors or other lease financing entities and transferred to Advanta Equipment Receivables Series 2000- LLC only a right to receive periodic lease payments made by the users. With respect to such contracts, unless the user is in default, at the end of the term of such lease Advanta Bank Corp. is required to reassign the equipment to the vendor or other lease financing entity.


     Statistical information concerning the contracts is included in this prospectus supplement under the caption "Statistical Information."

                            STATISTICAL INFORMATION


     The statistical information presented in this prospectus supplement
concerning the contracts reflects those cashflows from           ,      and
onward related to the portfolio of contracts as of the opening of business on
          ,      , and has been calculated using an assumed discount rate of
[ %] per year. The "AGGREGATE CONTRACT PRINCIPAL BALANCE" of the contracts as of the statistical calculation date is $
using the statistical discount rate. The aggregate contract principal balance of
the contracts as of           ,      is $     using the applicable discount
rate. The applicable discount rate is [  %], which was determined on the basis
of                     . As of the cut-off date, the total number of contracts
in the final pool was           .


     The statistical distribution of the characteristics of the contracts as of the cut-off date using the applicable discount rate may vary somewhat from the statistical distribution of the characteristics of the contracts as of the statistical calculation date using the statistical discount rate as presented in this prospectus supplement, because payments have been made on some contracts and some contracts may be determined not to meet the eligibility requirements for the final pool. During the period from the statistical calculation date to the cut-off date, some contracts may have been added to the contracts included in the pool.


     The variance in the aggregate contract principal balance, average contract principal balance and number of contracts of the final pool will not be greater than 5% (plus or minus) compared to the characteristics that are described in this prospectus supplement. The statistical characterization of the final pool will be filed with the SEC on a current report on form 8-K.

     As used in the tables below, the statistical aggregate contract principal balance is the aggregate of the contract principal balances of the related contracts, calculated as of the statistical calculation date using the statistical discount rate. Unless otherwise noted, all calculations of contract principal balances with respect to the contracts and all statistical percentages in this prospectus supplement are measured by the statistical aggregate contract principal balance. Furthermore, in all instances in this prospectus supplement where the statistical discount rate is used to calculate the contract principal balances, the calculation is performed by discounts related to scheduled payments at the same frequency as the payment interval of the related contract.

     The percentages and balances set forth in each of the following tables may not total due to rounding.

     The following is statistical information relating to the contracts calculated as of the statistical calculation date.

                    SUMMARY INFORMATION CONCERNING CONTRACTS
                           (As of           ,      )

Number of Contracts.........................................
Statistical Aggregate Contract Principal Balance............  $
Statistical Average Contract Principal Balance..............  $
Statistical Minimum Contract Principal Balance..............  $
Statistical Maximum Contract Principal Balance..............  $
Aggregate Original Equipment Cost...........................  $
Average Original Equipment Cost.............................  $
Minimum Original Equipment Cost.............................  $
Maximum Original Equipment Cost.............................  $
Weighted Average Original Term in Months....................
Minimum Original Term in Months.............................
Maximum Original Term in Months.............................
Weighted Average Remaining Term in Months...................
Minimum Remaining Term in Months............................
Maximum Remaining Term in Months............................
Weighted Average Seasoning in Months........................
Largest User................................................             %
Loan Contracts..............................................             %

                       DISTRIBUTION OF CONTRACTS BY STATE

                                                                                PERCENTAGE OF
                                                                  STATISTICAL    STATISTICAL
                                                                   AGGREGATE      AGGREGATE                 PERCENTAGE
                                                  PERCENTAGE OF    CONTRACT       CONTRACT      AGGREGATE   OF ORIGINAL
                                      NUMBER OF     NUMBER OF      PRINCIPAL      PRINCIPAL     EQUIPMENT    EQUIPMENT
STATE                                 CONTRACTS     CONTRACTS       BALANCE        BALANCE        COST         COST
-----                                 ---------   -------------   -----------   -------------   ---------   -----------
Alabama.............................                      %          $                  %          $               %
Alaska..............................
Arizona.............................
Arkansas............................
California..........................
Colorado............................
Connecticut.........................
Delaware............................
District of Columbia................
Florida.............................
Georgia.............................
Hawaii..............................
Idaho...............................
Illinois............................
Indiana.............................
Iowa................................
Kansas..............................
Kentucky............................
Louisiana...........................
Maine...............................
Maryland............................
Massachusetts.......................
Michigan............................
Minnesota...........................
Mississippi.........................
Missouri............................
Montana.............................
Nebraska............................
Nevada..............................
New Hampshire.......................
New Jersey..........................
New Mexico..........................
New York............................
North Carolina......................
North Dakota........................
Ohio................................
Oklahoma............................
Oregon..............................
Pennsylvania........................
Puerto Rico.........................
Rhode Island........................
South Carolina......................
South Dakota........................
Tennessee...........................
Texas...............................
Utah................................
Vermont.............................
Virgin Islands......................
Virginia............................
Washington..........................
West Virginia.......................
Wisconsin...........................
Wyoming.............................
                                         ---           ---           ----            ---           ---         ----
    Total...........................                      %          $                  %          $               %
                                         ===           ===           ====            ===           ===         ====

            DISTRIBUTION OF CONTRACTS BY CONTRACT PRINCIPAL BALANCE

                                                                          PERCENTAGE OF
                                                            STATISTICAL    STATISTICAL
                                                             AGGREGATE      AGGREGATE                 PERCENTAGE OF
                                            PERCENTAGE OF    CONTRACT       CONTRACT      AGGREGATE     ORIGINAL
                                NUMBER OF     NUMBER OF      PRINCIPAL      PRINCIPAL     EQUIPMENT     EQUIPMENT
CONTRACT PRINCIPAL BALANCE      CONTRACTS     CONTRACTS       BALANCE        BALANCE        COST          COST
--------------------------      ---------   -------------   -----------   -------------   ---------   -------------
$      0.00 -- $    100.00....                      %        $                    %          $                %
$    100.01 -- $    500.00....
$    500.01 -- $  1,000.00....
$  1,000.01 -- $  2,500.00....
$  2,500.01 -- $  5,000.00....
$  5,000.01 -- $ 10,000.00....
$ 10,000.01 -- $ 25,000.00....
$ 25,000.01 -- $ 50,000.00....
$ 50,000.01 -- $100,000.00....
$100,000.01 -- $150,000.00....
Greater than $150,000.00......
                                   ---           ---         --------         ----           ---           ---
     Total....................                      %        $                    %          $                %
                                   ===           ===         ========         ====           ===           ===

              DISTRIBUTION OF CONTRACTS BY ORIGINAL EQUIPMENT COST

                                                                          PERCENTAGE OF
                                                                           STATISTICAL
                                                                            AGGREGATE                 PERCENTAGE OF
                                            PERCENTAGE OF                   CONTRACT      AGGREGATE     ORIGINAL
                                NUMBER OF     NUMBER OF                     PRINCIPAL     EQUIPMENT     EQUIPMENT
ORIGINAL EQUIPMENT COST         CONTRACTS     CONTRACTS     STATISTICAL      BALANCE        COST          COST
-----------------------         ---------   -------------   -----------   -------------   ---------   -------------
$    100.01 -- $    500.00....                      %        $                    %          $                %
$    500.01 -- $  1,000.00....
$  1,000.01 -- $  2,500.00....
$  2,500.01 -- $  5,000.00....
$  5,000.01 -- $ 10,000.00....
$ 10,000.01 -- $ 25,000.00....
$ 25,000.01 -- $ 50,000.00....
$ 50,000.01 -- $100,000.00....
$100,000.01 -- $150,000.00....
Greater than $150,000.00......
                                   ---           ---         --------         ----           ---           ---
     Total....................                      %        $                    %          $                %
                                   ===           ===         ========         ====           ===           ===

                          DISTRIBUTION OF CONTRACTS BY
                      REMAINING MONTHS TO STATED MATURITY

                                                                        PERCENTAGE
                                                       STATISTICAL    OF STATISTICAL
                                                        AGGREGATE       AGGREGATE                    PERCENTAGE OF
                                      PERCENTAGE OF     CONTRACT         CONTRACT       AGGREGATE      ORIGINAL
                         NUMBER OF      NUMBER OF       PRINCIPAL       PRINCIPAL       EQUIPMENT      EQUIPMENT
REMAINING TERM (MONTHS)  CONTRACTS      CONTRACTS        BALANCE         BALANCE          COST           COST
-----------------------  ---------    -------------    -----------    --------------    ---------    -------------
 0 -- 12..............                         %         $                     %        $                     %
13 -- 24..............
25 -- 36..............
37 -- 48..............
49 -- 60..............
61 -- 72..............
                          -------         -----          --------         -----         --------        ------
     Total............                         %         $                     %        $                     %
                          =======         =====          ========         =====         ========        ======

                          DISTRIBUTION OF CONTRACTS BY
                             ORIGINAL CONTRACT TERM

                                                                       PERCENTAGE
                                                      STATISTICAL    OF STATISTICAL
                                                       AGGREGATE       AGGREGATE                    PERCENTAGE OF
                                     PERCENTAGE OF     CONTRACT         CONTRACT       AGGREGATE      ORIGINAL
                        NUMBER OF      NUMBER OF       PRINCIPAL       PRINCIPAL       EQUIPMENT      EQUIPMENT
ORIGINAL TERM (MONTHS)  CONTRACTS      CONTRACTS        BALANCE         BALANCE          COST           COST
----------------------  ---------    -------------    -----------    --------------    ---------    -------------
 0 -- 12.............                         %         $                     %        $                     %
13 -- 24.............
25 -- 36.............
37 -- 48.............
49 -- 60.............
61 -- 72.............
                         -------         -----          --------         -----         --------         -----
     Total...........                         %         $                     %        $                     %
                         =======         =====          ========         =====         ========         =====

                 DISTRIBUTION OF CONTRACTS BY PAYMENT FREQUENCY

                                                                      PERCENTAGE
                                                     STATISTICAL    OF STATISTICAL
                                                      AGGREGATE       AGGREGATE                    PERCENTAGE OF
                                    PERCENTAGE OF     CONTRACT         CONTRACT       AGGREGATE      ORIGINAL
                       NUMBER OF      NUMBER OF       PRINCIPAL       PRINCIPAL       EQUIPMENT      EQUIPMENT
PAYMENT TYPE           CONTRACTS      CONTRACTS        BALANCE         BALANCE          COST           COST
------------           ---------    -------------    -----------    --------------    ---------    -------------
Monthly..............                        %         $                     %        $                     %
Non-monthly..........
                        -------         -----          --------         -----         --------         -----
     Total...........                        %         $                     %        $                     %
                        =======         =====          ========         =====         ========         =====

                  DISTRIBUTION OF CONTRACTS BY PURCHASE OPTION

                                                                      PERCENTAGE
                                                     STATISTICAL    OF STATISTICAL
                                                      AGGREGATE       AGGREGATE                    PERCENTAGE OF
                                    PERCENTAGE OF     CONTRACT         CONTRACT       AGGREGATE      ORIGINAL
                       NUMBER OF      NUMBER OF       PRINCIPAL       PRINCIPAL       EQUIPMENT      EQUIPMENT
PURCHASE OPTION        CONTRACTS      CONTRACTS        BALANCE         BALANCE          COST           COST
---------------        ---------    -------------    -----------    --------------    ---------    -------------
Nominal Buyout.......                        %         $                     %        $                     %
Fair Market Value....
Stated Residual......
Other(1).............
                        -------         -----          --------         -----         --------         -----
     Total...........                        %         $                     %        $                     %
                        =======         =====          ========         =====         ========         =====

---------------
(1) "Other" includes loans and contracts in which the issuer will obtain only the right to scheduled payments.

                  DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE

                                                                            PERCENTAGE
                                                            STATISTICAL   OF STATISTICAL
                                                             AGGREGATE      AGGREGATE                  PERCENTAGE OF
                                              PERCENTAGE     CONTRACT        CONTRACT      AGGREGATE     ORIGINAL
                                 NUMBER OF    OF NUMBER      PRINCIPAL      PRINCIPAL      EQUIPMENT     EQUIPMENT
EQUIPMENT DESCRIPTION            CONTRACTS   OF CONTRACTS     BALANCE        BALANCE         COST          COST
---------------------            ---------   ------------   -----------   --------------   ---------   -------------
Microcomputers and Printers....                                 $                             $               %
Copiers........................
Surveillance System............
Telephones.....................
Automotive Equipment...........
Medical Equipment..............
Security/Alarm System..........
Restaurant Equipment...........
Point of Sale Items............
Mailing Machines...............
A/V Equipment..................
Software.......................
Computer Peripherals...........
Heavy Machinery................
Furniture......................
Construction Equipment.........
Vending Equipment..............
Forklifts......................
Laundry Equipment..............
Welding Equipment..............
Commercial/Industrial
  Cleaning.....................
Printing Press.................
Stenograph.....................
Photography Equipment..........
Landscaping Equipment..........
Cash Registers.................
Sewing and Embroidery..........
Freezer/Refrigerator/Restaurant...
Fax Machines...................
Ice Machine....................
Mobile Communications..........
Woodworking Equipment..........
Air Compressors................
Pressure Washers...............
Scales.........................
Signs/Display..................
Commercial Fitness Equipment...
Water Coolers..................
Theft Security.................
Safes..........................
Other..........................
                                     --           --            ---             --            ---            --
     Total.....................                    %                              %                           %
                                     ==           ==            ===             ==            ===            ==

            SERVICING PORTFOLIO DELINQUENCY AND DEFAULT INFORMATION

     The following delinquency and default information relates to all equipment financing contracts serviced by Advanta Bank Corp. or by Advanta Business Services Corp. for the periods shown. Prior to October 1, 1998, Advanta Business Services Corp. was in the business of originating and servicing equipment leases. As of October 1, 1998 Advanta Bank Corp. assumed the origination of equipment leases. Advanta Business Services continues to service the leases it originated. Advanta Bank Corp. services the leases it originates through a subservicing arrangement with Advanta Business Services. Therefore, the following delinquency and default information, for periods prior to October 1, 1998 relates to the Advanta Business Services servicing portfolio and the information from and after October 1, 1998 combines the servicing portfolios of Advanta Business Services and Advanta Bank Corp.

HISTORICAL DELINQUENCY INFORMATION

     Delinquency information for all equipment financing contracts in the Advanta Bank Corp. and Advanta Business Services servicing portfolios is set forth below.

            HISTORICAL DELINQUENCY EXPERIENCE -- SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                             YEAR ENDED DECEMBER 31,
                           -------------------------------------------------------------------------------------------
                                1999               1998               1997               1996               1995
                           ---------------    ---------------    ---------------    ---------------    ---------------
Total Receivables
  Balance(1).............  $870,346           $718,418           $674,570           $614,828           $460,224
No. of Delinquent Days
-------------------------
31-60 Days...............  $ 41,212   4.74%   $ 36,522   5.08%   $ 31,226   4.63%   $ 34,521   5.61%   $ 24,481   5.32%
61-90 Days...............    15,244   1.75      14,172   1.97      11,920   1.77       9,705   1.58       5,890   1.28
90 Days +................    11,475   1.32       9,462   1.32       9,189   1.36       6,702   1.09       4,828   1.05
Total Delinquency........  $ 67,931   7.81%   $ 60,156   8.37%   $ 52,335   7.76%   $ 50,928   8.28%   $ 35,199   7.65%


---------------

(1) The Total Receivables Balance is equal to the aggregate future rent owing on the leases.


HISTORICAL DEFAULT EXPERIENCE

     Loss information for all equipment financing contracts in the Advanta Bank Corp. and Advanta Business Services servicing portfolios is set forth below.

               HISTORICAL LOSS EXPERIENCE -- SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                 MONTHS                              YEAR ENDED
                                  ENDED     ------------------------------------------------------------
                                    ,       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                  2000          1999            1998            1997            1996
                                ---------   ------------    ------------    ------------    ------------
Average Receivables
  Outstanding(1)..............     $          $800,696        $676,817        $652,607        $551,645
Net Losses....................     $          $ 25,584        $ 16,217        $ 15,293        $ 10,356
Net Losses as a Percentage of
  Average Receivables.........       (2)          3.20%           2.40%           2.34%           1.88%


---------------
(1) Equals the arithmetic average of each month's receivable balance within the period specified. The "receivable balance" is equal to the aggregate future payments owing on all equipment financing contracts in the servicer's servicing portfolio.

(2) Annualized.

                            DESCRIPTION OF THE NOTES

GENERAL


     The notes will be issued pursuant to the indenture. The notes will be available only in book-entry form. The holders of the notes are those entities registered as the owner of a note or notes on the registration books maintained by the trustee. Unless and until definitive notes are issued under the limited circumstances described in this prospectus supplement or the accompanying prospectus, any references to actions taken by noteholders or holders refer to actions taken by DTC from its participants' instructions, and all references in this prospectus supplement to distributions, notices, reports and statements to noteholders or holders shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the book-entry notes, as appropriate, for distribution to the ultimate owners of interests in the notes pursuant with DTC procedures.


     The offered notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except that one note of each class can be issued in another denomination.

PAYMENT DATES, BUSINESS DAYS AND STATED MATURITY DATE


     Payments of principal and interest on the notes will be made on the [15th] day of each month, or if the [15th] day is not a business day, the next
succeeding business day, beginning on                     ,           , (each a
"PAYMENT DATE") to record holders on the calendar day immediately prior to each payment date for any definitive note, the record date is the last day of the immediately previous calendar month. The indenture defines a "BUSINESS DAY" to be any day except a Saturday, a Sunday or a day on which banks in New York, New York or Salt Lake City, Utah are authorized or obligated by law, regulation, or executive order to be closed.


     The stated maturity date for the Class A-1 notes will be the payment date
in                     . The stated maturity date for the Class A-2 notes will
be the payment date in                     . The stated maturity date for the
Class A-3 notes will be the payment date in                     . The stated
maturity date for the Class A-4 notes will be the payment date in
          . The stated maturity date for the Class B notes will be the payment
date in                     . [The stated maturity date for the Class C notes
will be the payment date in                     .] [The stated maturity date for
the Class D notes will be the payment date in                     .] If all
payments on the contracts are made as scheduled, final payment with respect to each class of the notes would occur prior to its respective stated maturity date. The issuer expects that the notes of each class will be paid prior to the respective stated maturity date for such class.

DETERMINATION DATE AND COLLECTION PERIODS

     On the third business day before each payment date, the servicer will determine the amount of payments received on the contracts for the immediately preceding calendar month and which will be available for distribution on the payment date.

INTEREST PAYMENTS

     On each payment date, the interest due on the Class A-1 notes, Class A-2 notes, Class A-3 notes, the Class A-4 notes, the Class B notes, [the Class C notes and the Class D notes] will be the interest that has accrued since the
last payment date, or in the case of the                     ,           payment
date, since the closing date at the applicable interest rate. The applicable interest rate will be applied to the unpaid principal amounts remaining after the principal payments made on the preceding payment date. In each case, the Class A-1 note interest, the Class A-2 note interest, the Class A-3 note interest, the Class A-4 note interest, the Class B note interest, [the Class C note interest and the Class D note]
interest shall include any interest due on each class on any preceding payment date and not paid plus interest on any overdue amount.


     - The interest rates applicable to the seven classes of notes are:


     - The Class A-1 notes will bear interest at [     %] per annum.

     - The Class A-2 notes will bear interest at [     %] per annum.

     - The Class A-3 notes will bear interest at [     %] per annum.

     - The Class A-4 notes will bear interest at [     %] per annum.

     - The Class B notes will bear interest at [     %] per annum.

     [- The Class C notes will bear interest at [     %] per annum.]

     [- The Class D notes will bear interest at [     %] per annum.]

     [Interest on the Class A-1 notes will be calculated on the basis of actual days and a 360-day year. Interest on the Class A-2 notes, Class A-3 notes, Class A-4 notes, Class B notes, Class C notes and Class D notes will be calculated on the basis of a year of 360 days and twelve 30-day months.]

PRINCIPAL PAYMENTS

     For any payment date the "MONTHLY PRINCIPAL AMOUNT" will be the excess of
(a) the outstanding principal balance of all notes as of the immediately prior payment date and after taking into account payments made on that preceding payment date over (b) the aggregate contract principal balance as of the related calculation date.

     On each payment date until all Class A-1 notes are paid, the entire amount of the Monthly Principal Amount will be applied to pay the Class A-1 notes. [On subsequent payment dates, the remaining Class A, the Class B notes, the Class C notes and Class D notes] will be entitled to receive payments of principal, to the extent funds are available for them, in the priorities set forth in the indenture and described below and under "Description of the Notes -- Flow of Funds."

     On each payment date, if sufficient funds are available, the principal will be paid to the noteholders in the following priority:

          (a) The Class A principal payment amount which, until the Class A-1 notes have been paid in full will be equal to the full amount of the monthly principal amount, will be paid to the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes sequentially until the Class A principal balance has been reduced to zero. No principal will be paid on the Class A-2 notes, the Class A-3 and the Class A-4 notes until the full amount of the Class A-1 notes has been paid, no principal will be paid to the Class A-3 notes until the full amount of the Class A-1 notes and the Class A-2 notes has been paid and no principal will be paid to the Class A-4 notes until the full amount of the Class A-1 notes, the Class A-2 notes and the Class A-3 notes has been paid.

          (b) When the full amount of the Class A-1 notes have been paid, then that portion of the monthly principal amount equal to the Class B principal payment amount will be paid to the Class B notes on each payment date until the Class B principal balance has been reduced to zero.


          (c) When the full amount of the Class A-1 notes have been paid, then that portion of the monthly principal amount equal to the Class C principal amount will be paid to the Class C notes on each payment date until the Class C principal balance has been reduced to zero.



          (d) When the full amount of the Class A-1 notes have been paid, then that portion of the monthly principal amount equal to the Class D principal amount will be paid to the Class D notes on each payment date until the Class D principal balance has been reduced to zero.

          (e) If for any payment date, the Class D Floor exceeds the Class D Target Investor Principal Amount, the additional principal for such payment date, to the extent of amounts remaining in available funds, will be used first to pay the Class A-2 notes until they are paid in full, then to pay the Class A-3 notes until they are paid in full then to pay the Class A-4 notes until they are paid in full, then to pay the Class B notes until they are paid in full and finally to pay the Class C notes until they are paid in full.


     The "CLASS A PRINCIPAL PAYMENT AMOUNT" is (a) for any payment date on which all or a portion of the Class A-1 notes remain outstanding after making payments on such day, the monthly principal amount; (b) for any payment date on which the outstanding principal of Class A-1 notes is reduced to $0, the sum of (1) the amount necessary to reduce the Class A-1 notes to $0 and (2) the amount necessary to reduce the sum of the outstanding principal amount of the Class A-2 notes, Class A-3 notes and the Class A-4 notes to the Class A Target Investor Principal Amount; or (c) on any subsequent payment date, the amount necessary to reduce the sum of the outstanding principal amount of the Class A-2 notes, Class A-3 notes and Class A-4 notes to the Class A Target Investor Principal Amount.

     The "CLASS A TARGET INVESTOR PRINCIPAL AMOUNT" with respect to each payment date is an amount equal to the product of (a) the Class A percentage and (b) the aggregate contract principal balance as of each calculation date.

     The "CLASS B PRINCIPAL PAYMENT AMOUNT" is (a) for any payment date on which all or a portion of the Class A-1 notes remain outstanding after giving effect to payments on such day, $0 and (b) on any subsequent payment date, the amount necessary to reduce the aggregate outstanding principal amount of the Class B notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.

     The "CLASS B TARGET INVESTOR PRINCIPAL AMOUNT" with respect to each payment date is an amount equal to the product of (a) the Class B Percentage and (b) the aggregate contract principal balance as of the related calculation date.

     The "CLASS C PRINCIPAL PAYMENT AMOUNT" is (a) for any payment date on which all or a portion of the Class A-1 notes remain outstanding after giving effect to payments on such day, $0 and (b) on any subsequent payment date, the amount necessary to reduce the aggregate outstanding principal amount of the Class C notes to the greater of the Class C Target Investor Principal Amount and the Class C Floor.

     The "CLASS C TARGET INVESTOR PRINCIPAL AMOUNT" with respect to each payment date is an amount equal to the product of (a) the Class C Percentage and (b) the aggregate contract principal balance as of the related calculation date.

     The "CLASS D PRINCIPAL PAYMENT AMOUNT" is (a) for any payment date on which all or a portion of the Class A-1 notes remain outstanding after giving effect to payments on such day, $0 and (b) on any subsequent payment date, the amount necessary to reduce the aggregate outstanding principal amount of the Class D notes to the greater of the Class D Target Investor Principal Amount and the Class D Floor.


     The "CLASS D FLOOR" with respect to each payment date means (a) [     %] of
the initial aggregate contract principal balance, plus (b) the Cumulative Loss Amount as of such payment date, minus (c) the sum of the amounts on deposit in the reserve account after netting all payments and withdrawals on any payment date.


     The "CLASS D TARGET INVESTOR PRINCIPAL AMOUNT" with respect to each payment date is an amount equal to the product of (a) the Class D Percentage and (b) the aggregate contract principal balance as of the related calculation date.


     The "CLASS A PERCENTAGE" means a fraction, expressed as a percentage, of
(i) the sum of the initial principal amount of the Class A-2, Class A-3 and Class A-4 notes divided by (ii) the initial aggregate contract principal balance minus the initial principal amount of the Class A-1 notes, and being
approximately [     %].

     The "CLASS B PERCENTAGE" means a fraction, expressed as a percentage, of
(i) the initial principal balance of the Class B notes divided by (ii) the initial aggregate contract principal balance minus the initial principal amount
of the Class A-1 notes, and being approximately [     %].

     The "CLASS C PERCENTAGE" means a fraction, expressed as a percentage, of
(i) the initial principal balance of the Class C notes divided by (ii) the initial aggregate contract principal balance minus the initial principal amount
of the Class A-1 notes, and being approximately [     %].

     The "CLASS D PERCENTAGE" means a fraction, expressed as a percentage, of
(i) the initial principal balance of the Class C notes divided by (ii) the initial aggregate contract principal balance minus the initial principal amount
of the Class A-1 notes, and being approximately [     %].

     The outstanding Class A-1 note principal balance for any payment date equals the class A-1 initial principal balance less any principal payments previously made on the Class A-1 notes; the outstanding Class A-2 note principal balance for any payment date equals the Class A-2 initial principal balance less any principal payments previously made on the Class A-2 notes; the outstanding Class A-3 note principal balance for any payment date equals the Class A-3 initial principal balance less any principal payments previously made on the Class A-3 notes; and the outstanding Class A-4 note principal balance for any payment date equals the Class A-4 initial principal balance less any principal payments previously made on the Class A-4 notes. The outstanding Class B note principal balance for any payment date shall be equal to the Class B initial principal balance less any principal payments previously made on the Class B notes. The outstanding Class C note principal balance for any payment date shall be equal to the Class C initial principal balance less any principal payments previously made on the Class C Notes. The outstanding Class D note principal balance for any payment date shall be equal to the Class D initial principal balance less any principal payments previously made on the Class D notes. The outstanding principal balance for any date is the sum of the Class A principal balance, the Class B principal balance, the Class C principal balance and the Class D principal balance as of the same date.

     The "CLASS A-1 INITIAL PRINCIPAL BALANCE" is [$          ]. The "CLASS A-2
INITIAL PRINCIPAL BALANCE" is [$          ]. The "CLASS A-3 INITIAL PRINCIPAL
BALANCE" is [$          ]. The "CLASS A-4 INITIAL PRINCIPAL BALANCE" is
[$          ]. The "CLASS B INITIAL PRINCIPAL BALANCE" is [$          ]. The
"CLASS C INITIAL PRINCIPAL BALANCE" is [$          ]. The "CLASS D INITIAL
PRINCIPAL BALANCE" is [$          ].

     The additional principal means, with respect to each payment date, an amount equal to the monthly payment amount less the Class A principal payment amount and the Class B principal payment amount.

     The "CUMULATIVE LOSS AMOUNT" means, with respect to each payment date, an amount equal to the excess, if any, of (a) the remainder of (i) the outstanding principal balance minus (ii) the lesser of (A) monthly principal amount and (B) available funds after providing for reimbursement of servicer advances and the servicer fee payments to the servicer and payments of interest on the notes on such payment date over (b) the aggregate contract principal balance as of the related calculation date.

     The "CALCULATION DATE" for a collection period is the close of business on the last day of that collection period.

FLOW OF FUNDS


     The transfer and servicing agreement will require that the trustee establish a collection account and that the servicer deposit to the collection account, any collections or receipts received by the servicer on the contracts, other than any residual receipts and excluded amounts, no later than two business days following the servicer's receipt and identification of such amounts.



     Under the terms of the transfer and servicing agreement, "AVAILABLE FUNDS" for a payment date means:



     - amounts collected during the immediately preceding calendar month for the contracts and the related security other than residual receipts and other than excluded amounts; the collections include, but are not limited to, scheduled payments, servicer advances, prepayment amounts including deposits made to the collection account as a result of the release of defaulted contracts or contracts released as a result of a breach of representation and warranties, amounts of security deposits deposited into the collection account to cover user defaults on the related contract, other amounts recovered on a defaulted contract or from casualty or other insurance and investment earnings on each of the accounts; plus


     - amounts transferred from the reserve account for that payment date and deposited in the collection account.

     On each payment date, the trustee will be required to make the following payments from the available funds for that payment date, in the following order of priority:


     - to the trustee to pay trustees fees and expenses;


     - to the servicer, any servicer advances which the servicer has determined it will not be able to recover;


     - to the servicer, the servicer fee then due;


     - to the holders of the Class A notes, accrued and unpaid Class A note interest for the related interest accrual period, in equal amounts based on interest due with respect to each class of Class A notes;

     - to the holders of the Class B notes, accrued and unpaid Class B note interest for the related interest accrual period;

     - to the holders of the Class C notes, accrued and unpaid Class C note interest for the related interest accrual period;


     - from the available funds then remaining in the collection account, until the Class A-1 principal balance has been reduced to zero, to the Class A-1 noteholders, the Class A principal payment amount; after the Class A-1 principal balance has been reduced to zero, then until the Class A-2 principal balance has been reduced to zero, to the Class A-2 noteholders, the Class A principal payment amount; after the Class A-1 principal balance and the Class A-2 principal balance have been reduced to zero, then until the Class A-3 principal balance has been reduced to zero, to the Class A-3 noteholders, the Class A principal payment amount; after the Class A-1 principal balance, the Class A-2 principal balance and the Class A-3 principal balance have been reduced to zero, then until the Class A-4 principal balance has been reduced to zero, to the Class A-4 noteholders, the Class A principal payment amount;


     - until the Class B principal balance has been reduced to zero, to the Class B noteholders, the Class B principal payment amount;

     - until the Class C principal balance has been reduced to zero, to the Class C noteholders;


     - to the reserve account, the amount needed to increase the amount in the reserve account to the required reserve amount for any payment date;



     - if on a payment date, the Class D Floor is greater than the Class D Investor Principal Amount, an amount equal to the additional principal to be paid in order to the Class A-2 noteholders, Class A-3 noteholders, Class A-4 noteholders, Class B noteholders and Class C noteholders;



     - until the Class D principal balance has been reduced to zero, to the Class D noteholders;



     - to the issuer, as owner of the pledged assets, any remaining available funds on deposit in the collection account.


OPTIONAL REDEMPTION


     The servicer will have the option to direct the redemption of all, but not less than all, of the notes of all classes on any payment date on which the aggregate contract principal balance as of the relevant calculation date is less
than or equal to [     %] of the initial aggregate contract principal balance.
When
funds are deposited to cover a redemption, the trustee will pay the outstanding principal balances of the notes that were called for redemption and all accrued and unpaid interest by the payment date set for redemption.

CLASS A-4 SPECIAL REDEMPTION

     Pursuant to the indenture, the Class A-4 notes can be redeemed on a payment date, at the option of the issuer at a price equal to the sum of (i) the then Class A-4 principal balance and accrued and unpaid interest on the Class A-4 principal balance and (ii) the Class A-4 special redemption premium described in the next paragraph.

     The "CLASS A-4 SPECIAL REDEMPTION PREMIUM" will equal the excess, if any, discounted as described below, of (i) the amount of interest that may accrue on the aggregate outstanding principal balance of the Class A-4 notes at the Class A-4 interest rate during the period beginning on and including the payment date on which the premium is required to be paid to but excluding the Class A-4 stated maturity date, over (ii) the amount of interest that would have accrued on the aggregate outstanding Class A-4 principal balance over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the determination date preceding such payment date of a United States Treasury security, which is trading in the public securities market, maturing on a date closest to the date equal to the remaining average life of the Class A-4 notes
minus [     %]. Any excess shall be discounted to the present value to the payment date at the applicable yield described in clause (ii) of the previous sentence. For these purposes only, (i) the Class A-4 principal balance for which interest will be deemed to accrue, and (ii) the average weighted life of the Class A-4 notes, shall be determined based upon the amortization of the aggregate contract principal balance remaining at such payment date at a rate of
[     %] CPR and no losses.

     If the Class A-4 notes are redeemed pursuant to a Class A-4 special redemption, the Class A-4 notes will be deemed to have been purchased by the issuer. In a purchase, the issuer will be entitled to receive payments of principal and interest on the Class A-4 notes, and the Class A-4 principal balance will thereafter continue to amortize as described in this prospectus supplement.

SUBORDINATION PROVISIONS

     Credit enhancement for Class A noteholders is provided by the subordination of the Class B notes, the Class C notes and the Class D notes and by the reserve account.


     The cash flow and subordination provisions of the indenture provide that available funds on each payment date will be used to fund payments to the noteholders (and to repay servicer advances and to pay the fees and expenses of the trustee and the servicer) with (i) interest on the Class D notes being paid only after the interest on the Class A, Class B and Class C notes, (ii) interest on the Class C notes being paid only after the interest on the Class A and Class B notes, (iii) interest on the Class B notes being paid only after interest on the Class A notes, (iv) principal on the Class B, Class C and Class D notes commencing only after the Class A-1 notes are paid in full and (v) when the Class A-1 notes have been paid in full, the Class D principal payment amount being paid in each month only after the Class C principal payment amount, the Class B principal payment amount and the Class A principal payment amount, the Class C principal payment amount being paid in each month only after the Class B principal payment amount and the Class A principal payment amount and the Class B principal payment amount being paid in each month only after the Class A principal payment amount.


RESERVE ACCOUNT

     The noteholders will have the benefit of funds on deposit in an account called the "RESERVE ACCOUNT" to the extent that, on any payment date, there is a shortfall in the amount available to repay the servicer advances and to pay the servicer fee owing the servicer or to make interest and principal payments on
the notes. The reserve account will be funded by an initial deposit of [     %]
of the initial aggregate contract principal balance. [After the initial deposit, additional deposits will be made to the reserve account on each payment date, if the amount on deposit in the reserve account is less than the required reserve amount.] See "Flow of Funds" in this prospectus supplement. The "REQUIRED RESERVE AMOUNT" on a payment date equals the lesser of (i) the
greater of [     %] of the initial aggregate contract principal balance and
[     %] of the aggregate outstanding note balance and (ii) the aggregate principal amount of the notes. Amounts on deposit in the reserve account in excess of the required reserve amount will be disbursed to the issuer in accordance with the provisions of the indenture.]


     Amounts on deposit in the reserve account on any payment date shall be withdrawn therefrom and transferred to the collection account if the available funds (exclusive of the amounts transferred from the reserve account but after taking into account any transfer to the collection account from the residual account) for that payment date are insufficient to fund in full the items described above under "-- Flow of Funds" which items are of a higher priority than the funding of the reserve account.

     If, on any payment date, the aggregate amounts on deposit in the collection account and reserve account are greater than or equal to the sum of (i) the remaining principal balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes, (ii) the accrued and unpaid interest, (iii) the accrued and unpaid servicing fee and (iv) the unreimbursed servicer advances, the amount on deposit in the reserve account will be deposited in the collection account and used to repay in full the Class A notes, the Class B notes, the Class C notes and the Class D notes.

REPORTS TO NOTEHOLDERS

     On each payment date, the trustee will forward to the rating agencies and, with each payment to the noteholders, a statement prepared by the servicer setting forth the following information (per $1,000 of initial note principal amount for (a) and (b) below):

          (a) The amount of the payment allocable to the Class A-1 principal payment amount, Class A-2 principal payment amount, Class A-3 principal payment amount, Class A-4 principal payment amount, the Class B principal payment amount, the Class C principal amount or the Class D principal amount, as applicable;

          (b) The amount of the payment allocable to that noteholder's portion of Class A note interest, Class B note interest, Class C interest or Class D interest, as applicable;

          (c) The aggregate amount of fees and compensation received by the servicer pursuant to the indenture for the collection period;

          (d) The Class A-1 principal balance, the Class A-2 principal balance, the Class A-3 principal balance, the Class A-4 principal balance, the Class B principal balance, the Class C principal balance, the Class D principal balance, the Class A-1 Note Factor, the Class A-2 Note Factor, the Class A-3 Note Factor, the Class A-4 Note Factor, the Class B Note Factor, the Class C Note Factor, the Class D Note Factor, the aggregate contract principal balance and the Collateral Factor, after taking into account all distributions made on that Payment Date;

          (e) The total unreimbursed servicer advances with respect to the related collection period;

          (f) The aggregate contract principal balance for all contracts that became defaulted contracts during the related collection period, calculated immediately prior to the time the contracts became defaulted contracts;

          (g) The amount on deposit in the reserve account;

          (h) 31-60, 61-90 and greater than 90 days delinquencies as of the end of the related collection period; and

          (i) Prepayment amounts received during the related collection period.

     The "CLASS A-1 NOTE FACTOR" is the seven digit decimal number that the servicer will compute or cause to be computed for each collection period and will make available on the related determination date representing the ratio of (x) the Class A-1 principal balance which will be outstanding on the next payment date, after taking into account all distributions to be made on that payment date to (y) the Class A-1 initial principal balance.

     The "CLASS A-2 NOTE FACTOR" is the seven digit decimal number that the servicer will compute or cause to be computed for each collection period and will make available on the related determination date representing the ratio of
(x) the Class A-2 principal balance which will be outstanding on the next payment date, after taking into account all distributions and to be made on that payment date to (y) the Class A-2 initial principal balance.

     The "CLASS A-3 NOTE FACTOR" is the seven digit decimal number that the servicer will compute or cause to be computed for each collection period and will make available on the related determination date representing the ratio of
(x) the Class A-3 principal balance which will be outstanding on the next payment date, after taking into account all distributions to be made on that payment date to (y) the Class A-3 initial principal balance.

     The "CLASS A-4 NOTE FACTOR" is the seven digit decimal number that the servicer will compute or cause to be computed for each collection period and will make available on the related determination date representing the ratio of
(x) the Class A-4 principal balance which will be outstanding on the next payment date, after taking into account all distributions to be made on that payment date to (y) the Class A-4 initial principal balance.

     The "CLASS B NOTE FACTOR" is the seven digit decimal number that the servicer will compute or cause to be computed for each collection period and will make available on the related determination date representing the ratio of
(x) the Class B principal balance which will be outstanding on the next payment date, after taking into account all distributions to be made on that payment date to (y) the Class B initial principal balance.

     The "CLASS C NOTE FACTOR" is the seven digit decimal number that the servicer will compute or cause to be computed for each collection period and will make available on the related determination date representing the ratio of
(x) the Class C principal balance which will be outstanding on the next payment date, after taking into account all distributions to be made on that payment date to (y) the Class C initial principal balance.

     The "CLASS D NOTE FACTOR" is the seven digit decimal number that the servicer will compute or cause to be computed for each collection period and will make available on the related determination date representing the ratio of
(x) the Class D principal balance which will be outstanding on the next payment date, after taking into account all distributions to be made on that payment date to (y) the Class D initial principal balance.

     The "COLLATERAL FACTOR" is the seven digit decimal number that the servicer will compute or cause to be computed for each collection period and will make available on the related determination date representing the ratio of (x) the aggregate contract principal balance as of the immediately preceding calculation date to (y) the initial aggregate contract principal balance.

     In addition, by                     ,      of each calendar year following
any year during which the notes are outstanding, commencing
,      , the trustee will furnish to each noteholder of record at any time during the preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for the preceding calendar year to enable noteholders to prepare their federal income tax returns.

PAYMENTS SUBSEQUENT TO AN EVENT OF DEFAULT

     Subsequent to an event of default and following any acceleration of the notes pursuant to the indenture, any moneys that may then be held or thereafter received by the trustee shall be applied in the following order of priority:

          First, to the trustee for the payment of all fees, costs and expenses including conversion costs due to the trustee, including the reasonable fees and expenses of any counsel to the trustee;

          Second, to the payment of all accrued and unpaid interest on the outstanding principal balance of the Class A-1 notes, Class A-2 notes, Class A-3 notes and Class A-4 notes in equal proportion to their interests to the date of payment of the accrued and unpaid, to the extent permitted by applicable law, interest on any overdue interest and principal to the date of payment thereof at the Class A-1 interest rate, the Class A-2 interest rate, the Class A-3 interest rate and the Class A-4 interest rate, respectively;


          Third, to the payment of the outstanding principal balance of the Class A-1 notes to the date of payment when the balance is reduced to zero;



          Fourth, to the payment of the outstanding principal balance of the Class A-2 notes to the date of payment when the balance is reduced to zero;



          Fifth, to the payment of the outstanding principal balance of the Class A-3 notes to the date of payment when the balance is reduced to zero;



          Sixth, to the payment of the outstanding principal balance of the Class A-4 notes to the date of payment when the balance is reduced to zero;



          Seventh, to the payment of all accrued and unpaid interest on the outstanding principal balance of the Class B notes to the date of payment thereof, to the extent permitted by applicable law, interest on any overdue interest and principal to the date of payment thereof the Class B interest rate;



          Eighth, the payment of the outstanding principal balance of the Class B notes to the date of payment when the balance is reduced to zero;



          Ninth, to the payment of all accrued and unpaid interest on the outstanding principal balance of the Class C notes to the date of payment thereof, to the extent permitted by applicable law, interest on any overdue interest and principal to the date of payment thereof the Class C interest rate;



          Tenth, to the payment of the outstanding principal balance of the Class C notes to the date of payment when the balance is reduced to zero;



          Eleventh, to the payment of the outstanding principal balance of the Class D notes to the date of payment when the balance is reduced to zero; and



          Finally, to the issuer.


                      PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the notes will be directly related to the rate of principal payments on the underlying contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of principal payments. The principal payments on the contracts may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any of these payments will result in distributions to noteholders of amounts which would otherwise have been distributed over the remaining term of the contracts. Generally, the rate of payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the contracts from the pool and the deposit of the related amount, which is at least equal to the prepayment amount, into the collection account.

     The leases do not allow prepayment at the option of the user. Under the indenture, the servicer may generally allow prepayments of leases. No prepayment of a contract that is a lease will be allowed in an amount less than the prepayment amount.

     The effective yield to noteholders will depend upon, among other things, the price at which the notes are purchased, and the amount of and rate at which principal, including both scheduled and nonscheduled payments thereof, is paid to the noteholders.

     The following chart sets forth the percentage of the initial principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D notes which would be outstanding on the payment dates set forth below
assuming a CPR of [     %], [     %], [     %], [     %], [     %], [     %] and
[     %], respectively, and were calculated using the statistical discount rate
[     %]. The charts were calculated assuming no losses related to the contracts. This information is hypothetical and is set forth for illustrative purposes only.

     This information is based upon assumptions which may or may not be accurate. Actual payment experience may vary significantly from the following tables.

     The conditional payment rate or "CPR" assumes that a fraction of the aggregate contract principal balance is prepaid on each calculation date, which implies that each contract is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the contract pool. The CPR equals the monthly prepayments divided by the previous month's outstanding discounted present value of the contracts minus the payment of all scheduled payments on the contracts during that collection period. The CPR further assumes that all contracts are the same size and amortize at the same rate and that each contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled payments as of the statistical calculation date, assumes that the issuers exercise their options to redeem the notes when the aggregate contract principal balance amortizes to less
than [     %] of the initial aggregate contract principal balance and assumes
the closing date is                     ,      and the first payment date is
                    ,      . In addition, it is assumed, for the purposes of
these charts only, that the issuers issue the notes in the following amounts and at the following interest rates:

                                                              ASSUMED INITIAL        ASSUMED
CLASS                                                         PRINCIPAL AMOUNT    INTEREST RATE
-----                                                         ----------------    -------------
A-1.........................................................      $                       %
A-2.........................................................      $                       %
A-3.........................................................      $                       %
A-4.........................................................      $                       %
B...........................................................      $                       %
C...........................................................      $                       %
D...........................................................      $                       %

                                PERCENTAGE OF THE INITIAL PRINCIPAL     PERCENTAGE OF THE INITIAL PRINCIPAL
                                   BALANCE OF THE CLASS A-1 NOTES          BALANCE OF THE CLASS A-2 NOTES
                                ------------------------------------    ------------------------------------
                                                CPR                                     CPR
                                ------------------------------------    ------------------------------------
PAYMENT DATE                      0%        %         %         %         0%        %         %         %
------------                    ------    ------    ------    ------    ------    ------    ------    ------
Closing Date..................       %         %         %         %         %         %         %         %

Weighted Average Life(1) to
  Call (in years).............
Weighted Average Life(1) to
  Maturity (in years).........

---------------
(1) The weighted average life of a Class A-1 note or Class A-2 note is determined by (a) multiplying the amount of cash distributions in reduction of the outstanding principal amount of such class of notes by the number of years from the closing date to the relevant payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the applicable class.

                                PERCENTAGE OF THE INITIAL PRINCIPAL     PERCENTAGE OF THE INITIAL PRINCIPAL
                                   BALANCE OF THE CLASS A-3 NOTES          BALANCE OF THE CLASS A-4 NOTES
                                ------------------------------------    ------------------------------------
                                                CPR                                     CPR
                                ------------------------------------    ------------------------------------
PAYMENT DATE                      0%        %         %         %         0%        %         %         %
------------                    ------    ------    ------    ------    ------    ------    ------    ------
Closing Date..................       %         %         %         %         %         %         %         %

Weighted Average Life(1) to
  Call (in years).............
Weighted Average Life(1) to
  Maturity (in years).........

---------------
(1) The weighted average life of a Class A-3 note or a Class A-4 note is determined by (a) multiplying the amount of cash distributions in reduction of the outstanding principal amount of such class of notes by the number of years from the closing date to the relevant payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the applicable class.

                                PERCENTAGE OF THE INITIAL PRINCIPAL     PERCENTAGE OF THE INITIAL PRINCIPAL
                                    BALANCE OF THE CLASS B NOTES            BALANCE OF THE CLASS C NOTES
                                ------------------------------------    ------------------------------------
                                                CPR                                     CPR
                                ------------------------------------    ------------------------------------
PAYMENT DATE                      0%        %         %         %         0%        %         %         %
------------                    ------    ------    ------    ------    ------    ------    ------    ------
Closing Date..................       %         %         %         %         %         %         %         %

Weighted Average Life(1) to
  Call (in years).............
Weighted Average Life(1) to
  Maturity (in years).........

---------------
(1) The weighted average life of a Class B note or a Class C note is determined by (a) multiplying the amount of cash distributions in reduction of the outstanding principal amount of such class of notes by the number of years from the closing date to the relevant payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the applicable class.

                                                              PERCENTAGE OF THE INITIAL PRINCIPAL
                                                                  BALANCE OF THE CLASS D NOTES
                                                              ------------------------------------
                                                                              CPR
                                                              ------------------------------------
PAYMENT DATE                                                    0%        %         %         %
------------                                                  ------    ------    ------    ------
Closing Date................................................      %         %         %         %

Weighted Average Life(1) to Call (in years).................
Weighted Average Life(1) to Maturity (in years).............

---------------
(1) The weighted average life of a Class D note is determined by (a) multiplying the amount of cash distributions in reduction of the outstanding principal amount of such class of notes by the number of years from the closing date to the relevant payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Class D note.

                      AGGREGATE MONTHLY SCHEDULED PAYMENTS

     The following table sets forth the scheduled payments. For the purposes of this table we have assumed there are no delinquencies, losses or prepayments on the contracts. The information set forth below is not a prediction of the actual payments that will be received. The information regarding delinquencies and defaults set forth under the caption "Servicing Portfolio Delinquency and Default Information" in this prospectus supplement, as well as the information under "Risk Factors" in this prospectus supplement and in the prospectus should be reviewed together with the information set forth below.

MONTH                                                  AGGREGATE SCHEDULED PAYMENTS
-----                                                  ----------------------------


                               [LEGAL INVESTMENT]

     [The Class A-1 notes will be an "eligible security" under Rule 2a-7 enacted pursuant to the Investment Company Act of 1940, as amended.]

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the offered notes, Advanta Bank Corp. and the issuer have agreed to sell and the underwriters named below have agreed to purchase the offered notes as set forth below:

                                                              PRINCIPAL AMOUNT OF THE
UNDERWRITERS OF THE CLASS A-1 NOTES                               CLASS A-1 NOTES
-----------------------------------                           -----------------------
                               .............................         $
                               .............................         $
                                                                     --------
                                                                     $
                                                                     ========

                                                              PRINCIPAL AMOUNT OF THE
UNDERWRITERS OF THE CLASS A-2 NOTES                               CLASS A-2 NOTES
-----------------------------------                           -----------------------
                               .............................         $
                               .............................         $
                                                                     --------
                                                                     $
                                                                     ========

                                                              PRINCIPAL AMOUNT OF THE
UNDERWRITERS OF THE CLASS A-3 NOTES                               CLASS A-3 NOTES
-----------------------------------                           -----------------------
                               .............................         $
                               .............................         $
                                                                     --------
                                                                     $
                                                                     ========

                                                              PRINCIPAL AMOUNT OF THE
UNDERWRITERS OF THE CLASS A-4 NOTES                               CLASS A-4 NOTES
-----------------------------------                           -----------------------
                               .............................         $
                               .............................         $
                                                                     --------
                                                                     $
                                                                     ========

                                                              PRINCIPAL AMOUNT OF THE
UNDERWRITERS OF THE CLASS B NOTES                                  CLASS B NOTES
---------------------------------                             -----------------------
                               .............................         $
                               .............................         $
                                                                     --------
                                                                     $
                                                                     ========

                                                              PRINCIPAL AMOUNT OF THE
UNDERWRITERS OF THE CLASS C NOTES                                  CLASS C NOTES
---------------------------------                             -----------------------
                               .............................         $
                               .............................         $
                                                                     --------
                                                                     $
                                                                     ========

     The issuer has been advised by                , as representative of the
underwriters, that the underwriters propose initially to offer the offered notes to the public at the respective public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such price, less a
concession not in excess of [     %] per Class A-1 note, [     %] per Class A-2
note, [     %] per Class A-3 note, [     %] per Class A-4 note, [     %] per
Class B note and [     %] per Class C note. The underwriters may allow and such
dealers may reallow to other dealers a discount not in excess of [     %] per
Class A-1 note, [     %] per Class A-2 note, [     %] per Class A-3 note,
[     %] per Class A-4 note, [     %] per Class B note and [     %] per Class C
note.

                                                   UNDERWRITERS'
                                                   DISCOUNTS AND    AMOUNT PER $1,000
                      CLASS                         COMMISSIONS       OF PRINCIPAL       TOTAL AMOUNT
                      -----                        -------------    -----------------    ------------
A-1..............................................          %            $                 $
A-2..............................................          %            $                 $
A-3..............................................          %            $                 $
A-4..............................................          %            $                 $
B................................................          %            $                 $
C................................................          %            $                 $
Total............................................          %            $                 $

     Additional offering expenses are estimated to be [$          ].

     Each underwriter will represent and agree that:

          (a) it has not offered or sold, and, prior to the expiry of six months from the closing date, will not offer or sell, any offered notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom; and

          (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the offered notes to a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or persons to whom such document may otherwise lawfully be issued, distributed or passed on.

          (d) it is a person of a kind described in Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The originator and the issuer have agreed to indemnify the underwriters against certain liabilities, including liabilities under the securities act. The issuer has been advised by the representative that the underwriters presently intend to make a market in the offered notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the offered notes and any such market making may be discontinued at any time at the sole discretion of the underwriters. No assurance can be given as to the liquidity of, or trading markets for, the offered notes.

     In connection with the offering of the offered notes, the underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the offered notes for the purpose of stabilizing its market price.

                              RATINGS OF THE NOTES

     It is a condition to the issuance of the notes that the Class A-1 notes be rated at least " ," the Class A-2 notes be rated at least " ," the Class
A-3 notes be rated at least "     ," the Class A-4 notes be rated at least
"     ," the Class B notes be rated at least "     ," the Class C notes be rated
at least '     ," and the Class D notes be rated at least by      and the Class
A-1 notes be rated at least "     ," the Class A-2 notes be rated at least
"     ," the Class A-3 notes be rated at least "     ,"the Class A-4 notes be
rated at least ' ," the Class B notes be rated at least " ," the Class C notes be rated at least " " and the Class D notes be rated at least " ,"
by                , respectively.

     Each rating will reflect only the views of the particular rating agency and will be based primarily on the amount of subordination, the availability of funds on deposit in the reserve account and the rating agency's opinion of the credit quality of the contracts and the other pledged assets included in the trust estate. The ratings are not a recommendation to purchase, hold or sell the related notes, inasmuch as ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the related rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of a rating may have an adverse affect on the market price of the notes. The rating of the notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the notes by each class's stated maturity date. The rating does not address the rate of prepayments that may be experienced on the contracts and, therefore, does not address the effect of the rate of prepayments on the return of principal to the noteholders. See "Risk Factors -- Limited Nature of Credit Ratings Assigned to the Notes" in the prospectus.

                                 LEGAL MATTERS


     Legal matters relating to the validity of the issuance of the notes will be passed upon for the issuer by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Legal matters related to Nevada law will be passed upon for the issuer by
               . Legal matters for the bank will be passed upon by
               . Legal matters will be passed upon for the underwriters by
               .


                             REPORTS TO NOTEHOLDERS


     The servicer will prepare monthly and annual reports that will contain information about the notes. The financial information contained in the reports will be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede, the nominee of DTC, Clearstream, Luxembourg and Euroclear, as the case may be. No reports will be sent to you.


                      WHERE YOU CAN FIND MORE INFORMATION


     We filed a registration statement relating to the offered notes with the SEC. The accompanying prospectus is part of the registration statement, but the registration statement includes additional information.


     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the notes.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings also are available to the public on the SEC Internet Site (http://www.sec.gov).

                                 INDEX OF TERMS


aggregate contract principal
  balance...........................     S-9
available funds.....................    S-20
business day........................    S-17
calculation date....................    S-20
Class A Percentage..................    S-19
Class A Principal Payment Amount....    S-19
Class A Target Investor Principal
  Amount............................    S-19
Class A-1 initial principal
  balance...........................    S-20
Class A-1 Note Factor...............    S-23
Class A-2 initial principal
  balance...........................    S-20
Class A-2 Note Factor...............    S-24
Class A-3 initial principal
  balance...........................    S-20
Class A-3 Note Factor...............    S-24
Class A-4 initial principal
  balance...........................    S-20
Class A-4 Note Factor...............    S-24
Class A-4 special redemption
  premium...........................    S-22
Class B initial principal balance...    S-20
Class B Note Factor.................    S-24
Class B Percentage..................    S-20
Class B Principal Payment Amount....    S-19
Class B Target Investor Principal
  Amount............................    S-19
Class C initial principal balance...    S-20
Class C Note Factor.................    S-24
Class C Percentage..................    S-20
Class C Principal Payment Amount....    S-19
Class C Target Investor Principal
  Amount............................    S-19
Class D Floor.......................    S-19
Class D initial principal balance...    S-20
Class D Note Factor.................    S-24
Class D Percentage..................    S-20
Class D Principal Payment Amount....    S-19
Class D Target Investor Principal
  Amount............................    S-19
closing date........................     S-7
Collateral Factor...................    S-24
CPR.................................    S-26
Cumulative Loss Amount..............    S-20
excluded amounts....................     S-9
Monthly Principal Amount............    S-18
Notes...............................     S-7
offered notes.......................     S-7
payment date........................    S-17
pledged assets......................     S-8
required reserve amount.............    S-22
reserve account.....................    S-22
trust estate........................     S-9

                                   APPENDICES

                                                                     PAGE
                                                                     ----
     Global Clearance, Settlement and Tax Documentation
A    Procedures..................................................    A-1

                                  APPENDIX A:
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


     Except in limited circumstances, the globally offered Equipment Receivables
Asset-Backed Notes, Series 2000-       or global securities will be available
only in book-entry form. Investors in the global securities may hold such global securities through any of Depository Trust Company (DTC), Clearstream, Luxembourg or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.



     Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).


     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.


     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC participants.


     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT


     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.



     Investors electing to hold their global securities through DTC (other than through accounts at Clearstream, Luxembourg or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.



     Investors electing to hold their global securities Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the business day following the settlement date against payment for value on the settlement date.


SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


     Trading between DTC Participants. Secondary market trading between DTC participants (other than Citibank, N.A. and Morgan Guaranty Trust Company of New York as depositories for Clearstream, Luxembourg and Euroclear) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream, Luxembourg Customers and/or Euroclear Participants. Secondary market trading between Cedelbank customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.



     Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant (other than Citibank and Morgan as depositories for Clearstream, Luxembourg and Euroclear) to the account of a Clearstream, Luxembourg customer or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear, as the case may be, before settlement date 12:30. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct Citibank or Morgan respectively, to receive the global securities against payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.



     Clearstream, Luxembourg customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.



     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg customer's or Euroclear participant's particular cost of funds.



     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to Citibank or Morgan for the benefit of Clearstream, Luxembourg customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.



     Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear, as the case may be, before settlement date 12:30. In these cases, Clearstream, Luxembourg or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream, Luxembourg customer or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream, Luxembourg customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg customer's or Euroclear participant's account would instead be valued as of the actual settlement date.


U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS


     A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law,
(i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


     Exemption for non-U.S. Persons (form W-8). Beneficial owners of certificates that are non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (certificate of foreign status). If the information shown on form W-8 changes, a new form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (form 1001). Non-U.S. persons that are certificate owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The certificate owner of a global security or, in the case of a form 1001 or a form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and form 1001 are effective for three calendar years and form 4224 is effective for one calendar year.

     U.S. person means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                 ADVANTA EQUIPMENT RECEIVABLES SERIES 2000-LLC

                                     ISSUER

                               ADVANTA BANK CORP.
                            ORIGINATOR AND SERVICER

         EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 2000-

   $[         ] [      %] CLASS A-1 EQUIPMENT RECEIVABLES ASSET-BACKED NOTES
   $[         ] [      %] CLASS A-2 EQUIPMENT RECEIVABLES ASSET-BACKED NOTES
   $[         ] [      %] CLASS A-3 EQUIPMENT RECEIVABLES ASSET-BACKED NOTES
   $[         ] [      %] CLASS A-4 EQUIPMENT RECEIVABLES ASSET-BACKED NOTES
    $[         ] [      %] CLASS B EQUIPMENT RECEIVABLES ASSET-BACKED NOTES
    $[         ] [      %] CLASS C EQUIPMENT RECEIVABLES ASSET-BACKED NOTES

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

                                 [UNDERWRITERS]

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Class A notes, the Class B notes and the Class C notes in any state where the offer is not permitted.

     Dealers will deliver a prospectus and prospectus supplement when acting as underwriters of the Class A notes, the Class B notes and the Class C notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A notes, the Class B notes and the Class C notes will
deliver a prospectus and prospectus supplement until               ,        .

       The information in this prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus and accompanying prospectus supplement. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2000


PROSPECTUS
           ADVANTA EQUIPMENT RECEIVABLES LIMITED LIABILITY COMPANIES
                    EQUIPMENT RECEIVABLES ASSET-BACKED NOTES

                               ADVANTA BANK CORP.
                            ORIGINATOR AND SERVICER
  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 IN THIS PROSPECTUS.


 A note is not a deposit and       EACH ISSUER --
 neither the notes nor the
 contracts are insured or          - will be a newly-created Nevada limited liability company;
 guaranteed by the Federal
 Deposit Insurance Corporation     - will issue only one series of notes; and
 or any other governmental
 agency.                           - will acquire from Advanta Bank Corp. a portfolio of assets consisting primarily of equipment leases.
 Each note is the obligation
 only of the limited liability     EACH SERIES OF NOTES --
 company which issued the note.
 The notes do not represent        - will be an obligation only of the issuer created for that
 interests in or obligations of    series;
 Advanta Bank Corp. or any
 affiliate, except the issuer.     - will be secured by and payable only from the limited
                                   assets of that issuer;
 This prospectus may be used to
 offer and sell any series of      - may have one or more forms of enhancement; and
 notes only if accompanied by
 the prospectus supplement for     - may include one or more classes of notes and enhancement.
 that series.
                                   THE NOTEHOLDERS --
                                   - will receive interest and principal payments only from
                                     collections on the contracts.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                            , 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the notes in two separate documents:
(a) this prospectus, which provides general information, some of which may not apply to your series of notes and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes.

     If the terms of your series of notes vary between the accompanying prospectus supplement and this prospectus, you should rely on the information in the accompanying prospectus supplement.

     We include cross-references in the accompanying prospectus supplement and this prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.
                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    1
  Series..............................    1
  Issuers.............................    1
  Originator and Servicer.............    1
  Trustee.............................    1
  The Pledged Assets..................    1
  The Contracts.......................    2
  The Notes...........................    2
  Credit and Cash Flow Enhancement....    2
  Federal Income Tax Matters..........    2
  ERISA Considerations................    2
  Note Ratings........................    3
Risk Factors..........................    4
  Prepayments on the Contracts May
     Cause Early Payment of Notes and
     You May Not Be Able to Reinvest
     at a Comparable Rate.............    4
  Subservicer's Possession of the
     Contracts May Result in Delayed
     Payments, Losses or Accelerated
     Payments.........................    4
  State Laws and Other Factors May
     Restrict or Delay Recovery
     Efforts and Adversely Affect the
     Recovery of the Full Amount Due
     on the Contracts.................    5
  Security Interests in Most Equipment
     Are Not Perfected and Other
     Creditors May Have Rights to the
     Equipment........................    5
  If the Promissory Notes Are Not
     Delivered to the Trustee, the
     Security Interest in Loans Are
     Not Perfected....................    6
  If the Transfer of Contracts Were
     Held to Be Merely a Grant of a
     Security Interest, Other
     Interests May Have Priority Over
     Your Notes.......................    6
  If a Conservator or Receiver Is
     Appointed for the Bank, Assets
     Could Be Sold at a Loss, Payment
     May Be Accelerated, Delayed or
     Reduced and Protections Provided
     to Noteholders May Be
     Overridden.......................    7
  Insolvency of Advanta Bank Corp. May
     Result in an Inability to
     Repurchase Contracts.............    8



                                        PAGE
                                        ----
  Insolvency of the Issuer Could
     Reduce or Delay Your Payments....    8
  Default or Insolvency of Users May
     Reduce Payments to You...........    8
  If the Pledged Assets Are Not
     Sufficient, Defaults Will
     Occur............................    8
  Technological Obsolescence of the
     Equipment May Reduce the Value of
     the Collateral...................    8
  Some Series May Allow Substitution
     Which Will Increase Uncertainty
     Concerning the Pool
     Characteristics..................    8
  Book-Entry Registration Will Result
     in Your Inability to Directly
     Exercise Your Rights as a
     Noteholder.......................    9
  Limited Nature of Credit Ratings
     Assigned to the Notes............    9
Introduction..........................   10
The Issuers...........................   10
The Originator and Servicer...........   11
The Pledged Assets....................   11
  Pledged Assets......................   11
  Excluded Amounts....................   12
  Residual Interest Retained by
     Bank.............................   12
  The Contracts.......................   12
  Security Interest in the
     Equipment........................   14
  Series Accounts.....................   14
  Recoveries..........................   15
  Transfer and Administration
     Agreement........................   15
Advanta Bank Corp.'s Underwriting,
  Origination and Servicing
  Practices...........................   15
  Contract Origination................   15
  Credit Review.......................   16
  Collection/Servicing................   17
  Matters Related to Advanta Corp.....   18
Removal of Contracts..................   18
  Breach of Representations and
     Warranties.......................   18
  Defaulted Contracts.................   19
  Upgrades and Trade-Ins..............   19
  Substitution of Contracts...........   20
Weighted Average Life of the Notes....   20
Use of Proceeds.......................   20

                                        PAGE
                                        ----
Description of the Notes..............   21
  General.............................   21
  Interest Rates......................   21
  Book-Entry Registration.............   21
  Definitive Notes....................   24
  Credit and Cash Flow Enhancement....   25
The Transaction Documents.............   26
  Transfer and Servicing Agreement....   26
  Accounts............................   29
  Servicing Compensation..............   30
  Servicer Not to Resign..............   30
  Merger or Consolidation of the
     Servicer.........................   31
  Transfer of Servicing to an
     Affiliate........................   31
  Servicer Defaults...................   31
  Servicer Termination................   32
  The Indenture.......................   32
Note Ratings..........................   35



                                        PAGE
                                        ----
Legal Matters Affecting the
  Contracts...........................   36
  Considerations Relating to the
     Users............................   36
  Considerations Relating to Security
     Interests in the Equipment.......   36
  Considerations Relating to Ownership
     Interests in the Equipment.......   36
  Considerations Relating to Your
     Interest in the Contracts and
     Other Assets.....................   36
  Considerations Relating to
     Conservatorship, Receivership and
     Bankruptcy.......................   38
Federal Income Tax Consequences.......   39
  General.............................   39
  Consequences to Holders of the
     Offered Notes....................   39
State Tax Consequences................   42
ERISA Considerations..................   42
Plan of Distribution..................   44
Legal Opinions........................   44

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO MAKE YOUR INVESTMENT DECISION. IT PROVIDES GENERAL, SIMPLIFIED DESCRIPTIONS OF CALCULATIONS, CASH FLOWS AND OTHER MATTERS THAT, IN SOME CASES, ARE HIGHLY TECHNICAL AND COMPLEX. MORE DETAIL IS PROVIDED IN OTHER SECTIONS OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

SERIES

The notes will be issued in series from time to time. Each series of notes will be issued by a new limited liability company. The notes of each series will be payable from a separate portfolio of contracts and interests in contracts originated or acquired by Advanta Bank Corp. and transferred to the issuer.

ISSUERS


Each issuer will be a newly-formed Nevada limited liability company. Advanta Bank Corp. will be the sole member of each issuer.


Each issuer's activities will be limited by the terms of its organizational documents and the transaction documents. The activities will be limited to acquiring, holding and managing the contracts and other rights and interests received from Advanta Bank Corp., issuing and making payments on the notes and related activities.

ORIGINATOR AND SERVICER

Advanta Bank Corp. will be the originator and servicer of the contracts.

For each series, Advanta Bank Corp. and the series issuer will enter into a transfer and servicing agreement.


Advanta Bank Corp. will transfer its rights in the contracts to the issuer except that Advanta Bank Corp. will retain the residual interest in the financed equipment. Advanta Bank Corp. will agree to service the assets transferred to the issuer. In return for its services as servicer, Advanta Bank Corp. will receive a fee.


Advanta Bank Corp. will service the contracts through a subservicing arrangement with Advanta Business Services Corp.

Advanta Bank Corp. is a Utah industrial loan corporation. Its principal place of business is 11850 South Election Road, Draper, Utah 84020. Its telephone number is (801) 523-0858.

Advanta Business Services Corp. is a Delaware corporation. Its principal place of business is 1020 Laurel Oak Road, Voorhees, New Jersey 08043. Its telephone number is (856) 782-7300.

TRUSTEE


The notes of each series will be issued under a separate indenture between the issuer and a corporate trustee. The trustee for your series is identified in the related prospectus supplement.


THE PLEDGED ASSETS

At the time of issuance of each series of notes, we will transfer to the issuer a portfolio of contracts and interests in contracts and our security interest, if any, in the leased equipment. We will not transfer to the issuer any residual interest which we may have in the equipment.

Each issuer will pledge its interest in the contracts and the security interests received from us, except for excluded payments, to secure its series of notes. The excluded payments will include such things as amounts paid by users to cover taxes and insurance premiums.

Under each indenture the pledged assets will be:

  - the contracts listed on a schedule we will deliver to the issuer and the trustee;


  - the right to payments made on the contracts, except the excluded payments and except any residual receipts;


  - our security interest, if any, in the underlying equipment;

  - amounts held in the accounts created under the indenture and earnings on the accounts;

  - recoveries on insurance policies and disposition of repossessed equipment;

  - credit enhancement, if any, for the series; and

  - the issuer's rights under the transfer and servicing agreement.

Additional assets may be pledged to secure a series of notes or a class of notes of a series.

The pledged assets for your series will be specifically described in the prospectus supplement prepared for your series.

THE CONTRACTS

We will transfer a portfolio of contracts and interests in contracts to each issuer. The contracts will be primarily equipment leases but may also include loan agreements for the financing of equipment.

The equipment leased or financed will include a wide variety of small-ticket items. Typically the equipment will include office equipment, telecommunications equipment, automotive repair equipment, surveillance equipment and furniture.

The users of the equipment and the obligors on the contracts are businesses and business owners throughout the United States.

The leases are triple-net leases. This means that the lessee is required to pay all taxes, maintenance and insurance associated with the equipment.

The leases cannot be cancelled by the lessees. Payments due under the leases are unconditional obligations of the lessee without right of offset. The servicer may, however, allow prepayments.

The contracts which are pledged to your series of notes will be specifically described in the related prospectus supplement.

THE NOTES

Each series of notes will be offered by a prospectus supplement which will set forth the specific terms of the notes.

Each series will include two or more classes of notes.

The notes represent non-recourse asset-backed debt obligations of the issuer. The notes of your series will be secured by and payable only from the portfolio of contracts and other assets pledged to your series.

CREDIT AND CASH FLOW ENHANCEMENT
Credit enhancement, if any, for your series will be described in the related prospectus supplement. Credit enhancement for a series or any class or classes of notes may include any one or more of the following:

  - subordination of one or more classes of notes to other classes of notes,

  - reserve accounts,

  - over-collateralization,

  - letters of credit,

  - credit or liquidity facilities,

  - surety bonds,

  - guaranteed investment contracts,


  - swaps or other interest rate or currency fluctuation protection agreements,


  - repurchase obligations,

  - other agreements with respect to third party payments or other support, or

  - cash deposits.

Any form of credit enhancement may have limitations and exclusions from coverage, which will be described in the related prospectus supplement.

FEDERAL INCOME TAX MATTERS

Orrick, Herrington & Sutcliffe LLP, special tax counsel to Advanta Bank Corp., will issue an opinion with respect to federal income matters related to your series of notes. The specific opinions to be delivered for your series are described in the related prospectus supplement. For a discussion of federal tax issues we refer you to "Federal Income Tax Consequences" in this prospectus.

ERISA CONSIDERATIONS

A fiduciary or other person contemplating purchasing the notes on behalf of or with plan assets of any plan should consult with its counsel regarding whether the purchase or holding of the notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

NOTE RATINGS

Any note offered by this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. See "Note Ratings" in this prospectus.

                                  RISK FACTORS

You should carefully consider the following risk factors and the risk factors in the accompanying prospectus supplement before deciding to invest in the notes offered by this prospectus and the accompanying prospectus supplement.


PREPAYMENTS ON THE CONTRACTS     The rate of principal payments on any series of
MAY CAUSE EARLY PAYMENT          notes is unpredictable. The amount and timing
OF NOTES AND YOU MAY NOT BE      of principal payments on your notes will depend
ABLE TO REINVEST AT A            on, among other things, the rate of payment on
COMPARABLE RATE                  the contracts pledged to your series. In
                                 addition to the normally scheduled payments on the contracts, payments may come earlier as a result of a number of different events, including:

                                    - prepayments permitted by the servicer;

                                    - prepayments permitted under contracts that
                                      are in the form of loans;

                                    - payments resulting from defaulted
                                      contracts;

                                    - payments resulting from contracts
                                      accelerated by the servicer;

                                    - payments due to loss, theft, destruction
                                      or other casualty; and


                                    - repurchase of contracts because of a
                                      breach of representations and warranties.



                                 Furthermore, the rate of early terminations of contracts due to prepayments and defaults may be influenced by a variety of economic and other factors. For example, adverse economic conditions and natural disasters such as floods, hurricanes, earthquakes and tornadoes may increase prepayments and defaults.


                                 There can be no assurance that you will be able to reinvest any early payments at a rate of return equal to or greater than that on your notes.

                                 Be aware that you bear the risk of reinvesting distributions resulting from payment of your notes earlier than expected





SUBSERVICER'S POSSESSION OF      Advanta Bank Corp. will service the Contracts
THE CONTRACTS MAY RESULT IN      through a subservicing arrangement with our
DELAYED PAYMENTS, LOSSES OR      affiliate, Advanta Business Services Corp.
ACCELERATED PAYMENTS





                                 Advanta Business Services will retain
                                 possession of the contracts for each series.
                                 The contracts will not be physically segregated from other similar documents that are in the possession of Advanta Business Services and will not be stamped or otherwise marked to reflect their transfer to the issuer or the pledge to the trustee.


                                 If the subservicer, while in possession of the contracts, sells or pledges and delivers them to another party through fraud, negligence or neglect and in violation of its agreements, the transferee could acquire an interest in the contracts and take priority over you. In such an event, you may experience delays in payments and losses on your investments.

                                 Also, if the subservicer becomes insolvent or a debtor in bankruptcy while in possession of the contracts, competing claims to the contracts may result. Even if unsuccessful, these claims could result in losses to you or result in an acceleration of the payment of your notes



STATE LAWS AND OTHER FACTORS     State laws may limit or delay recoveries on the
MAY RESTRICT OR DELAY RECOVERY   contracts. State laws impose requirements and
EFFORTS AND  ADVERSELY AFFECT    restrictions relating to foreclosure sales and
THE RECOVERY OF THE FULL AMOUNT  obtaining deficiency judgments. As a result,
DUE ON THE CONTRACTS             the servicer may not be able to realize the
                                 full amount due on the contracts.


                                 Other factors that may affect the servicer's ability to realize the full amount due on the contracts include:

                                    - for contracts relating to equipment that
                                      originally cost $25,000 or less, no
                                      financing statements will be filed to
                                      perfect Advanta Bank Corp.'s security
                                      interest or the issuer's or the trustee's interest in the equipment against a user who defaults in payment under the contract; and

                                    - for some contracts, Advanta Bank Corp. has
                                      only -- and the issuer will acquire
                                      only -- a contractual right to scheduled payments under the contract. If the entity that owns the rights in the contract not acquired by Advanta Bank Corp. were to go into bankruptcy, the timing or amount of payments received by the issuer under that contract could be adversely affected.

                                 As a result, you may experience delays in payments and losses on your investments.


SECURITY INTERESTS IN MOST       A user's obligation to make payments on a
EQUIPMENT ARE NOT PERFECTED      contract is, in most cases, secured by a
AND OTHER CREDITORS MAY HAVE     security interest granted to Advanta Bank Corp.
RIGHTS TO THE EQUIPMENT          in the related equipment. The security
                                 interest, however, is not perfected unless a UCC financing statement has been filed in the appropriate state or local filing office.

                                 Advanta Bank Corp. has not filed and does not expect to file UCC financing statements to perfect its security interest in equipment that originally cost $25,000 or less. Financing statements have, in most cases, been filed for equipment that originally cost more than $25,000

                                 If the security interest is not perfected another party (such as a creditor of the user) may acquire rights in the equipment superior to those of Advanta Bank Corp., your issuer and the trustee for your series. This may adversely affect the ability of the servicer to realize on the equipment in the event of the user's default, which may cause you to experience delays in payments and losses on your investment.

                                 If any lease is a true lease, rather than a financing lease, under applicable commercial law, the originator rather than the user will retain the ownership interest in the equipment. This ownership interest and certain payments made by a user relating to an ownership interest in equipment will not be transferred to your issuer or the trustee of your series. If a conservator or receiver were appointed for the originator, or if the originator were to enter bankruptcy, the conservator or receiver or the bankruptcy trustee could exercise rights related to this ownership interest that could terminate or otherwise impair your rights in the related contracts. As a result, you could experience delays in payment or losses on your investment



IF THE PROMISSORY NOTES ARE      The subservicer will hold any promissory notes
NOT DELIVERED TO THE TRUSTEE,    that related to the contracts which are in the
THE SECURITY INTEREST IN LOANS   form of loans. Because these promissory notes
ARE NOT PERFECTED                will not be held by the trustee, the issuer's
                                 and the trustee's interest in such loans will not be perfected, which may cause you to experience delays in payments and losses on your investment.




IF THE TRANSFER OF CONTRACTS     Advanta Bank Corp. will represent in each
WERE HELD TO BE MERELY A GRANT   transfer and servicing agreement that, except
OF A SECURITY INTEREST, OTHER    with respect to excluded payments, the transfer
INTERESTS MAY HAVE PRIORITY      of the contracts to the issuer is either a sale
OVER YOUR NOTES                  or the grant of a security interest in the
                                 contracts. In order to protect the purchasers of the notes, Advanta Bank Corp. has taken and will take the necessary actions to ensure that, if the transfer is determined by a court to be a grant of a security interest and not an absolute transfer to the series issuer, the issuer will have a "first-priority perfected security interest" in the contracts except for liens permitted by the transfer and servicing agreement. Regardless of these actions to ensure the issuer a first-priority perfected security interest, your interests could be impaired:


                                    - by a tax, governmental or other
                                      nonconsensual lien on Advanta Bank Corp.'s property arising before the contracts and other assets are transferred to the issuer; if this form of lien exists, it may have priority over the issuer's interests in the contracts and other assets,


                                    - if the FDIC were appointed as conservator
                                      or receiver for Advanta Bank Corp., the
                                      FDIC's administrative expenses may be paid before you are paid,

                                    - Advanta Bank Corp. and Advanta Business
                                      Services Corp. each is permitted to
                                      collect payments on contracts and other
                                      assets and hold such collections for a
                                      period of time before depositing such
                                      amounts into the collection account; if
                                      insolvency or similar proceedings were
                                      commenced against Advanta Bank Corp. or
                                      Advanta Business Services Corp.
                                      or, in certain circumstances, if specified time periods were to pass, the issuers may not have a first-priority perfected security interest in amounts held by Advanta Bank Corp. or Advanta Business Services Corp. and not deposited into the collection account, which may result in a loss to the noteholders.

                                 See "Legal Matters Affecting the Contracts" in this prospectus

IF A CONSERVATOR OR RECEIVER     The Federal Deposit Insurance Act, as amended
IS APPOINTED FOR THE BANK,       by the Financial Institutions Reform, Recovery
ASSETS COULD BE SOLD AT A LOSS,  and Enforcement Act of 1989, provides that a
PAYMENT MAY BE ACCELERATED,      security interest granted by Advanta Bank Corp.
DELAYED OR REDUCED AND           in the contracts and other assets would be
PROTECTIONS PROVIDED TO          respected if:
NOTEHOLDERS MAY BE OVERRIDDEN




                                    - the transfer and servicing agreement
                                      complies with the regulatory requirements of the FDIA;

                                    - the security interest granted under the
                                      transfer and servicing agreement is
                                      perfected before the FDIC is appointed as conservator or receiver for Advanta Bank Corp.; and

                                    - the security interest is not taken in
                                      contemplation of Advanta Bank Corp.'s
                                      insolvency or with the intent to hinder, delay or defraud Advanta Bank Corp. or its creditors.

                                 Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by Advanta Bank Corp. in the contracts and other assets. If the FDIC were to assert a contrary position, however, payments of principal and interest on the notes could be delayed and possibly reduced. Furthermore, the FDIC could:

                                    - require the trustee to go through the
                                      administrative claims procedure
                                      established by the FDIC to obtain payments on the notes;

                                    - request a stay of any actions by the
                                      trustee to enforce the transfer and
                                      servicing agreement or the notes against Advanta Bank Corp.; and

                                    - repudiate the transfer and servicing
                                      agreement and limit the claims of the
                                      holders of the notes to their "actual
                                      direct compensatory damages."

                                 If the FDIC were to take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on your notes thus resulting in losses to you.

                                 The appointment of a conservator or receiver for Advanta Bank Corp. could cause an early payment of principal on your notes. Under the terms of the indenture, the notes could be accelerated, the trustee could be directed to sell the contracts and other assets, and you could have a loss if the sale of the assets pledged for your series produced insufficient amounts to pay the notes of your series in full. However, the conservator or receiver for Advanta Bank Corp. may have the power --

                                    - regardless of the terms of the indenture,
                                      (a) to delay any such procedures (b) to
                                      prevent the acceleration of your notes or
                                      (c) to prevent the early sale of the
                                      pledged assets; or

                                    - regardless of the trustee's decision or
                                      the instructions of the noteholders to the contrary, (a) to require the early sale of the pledged assets or (b) to require
                                     acceleration and prepayment of the notes.

                                 In addition, if a conservator or receiver were appointed for the servicer, the conservator or receiver may have the power to prevent either the trustee or the noteholders from appointing a new servicer. See "Legal Matters Affecting the Contracts."


INSOLVENCY OF ADVANTA BANK       We will make representations and warranties
CORP. MAY RESULT IN AN           regarding the contracts. In the event that a
INABILITY TO REPURCHASE          representation or warranty concerning a
CONTRACTS                        specific contract is breached and the breach is
                                 not cured within a specified time period and the value of the contract is materially and adversely affected by the breach, we will be required to repurchase the contract from the series issuer. If the FDIC were appointed as conservator or receiver for Advanta Bank Corp., the trustee may be unable to compel us to repurchase contracts, and you could incur a loss on your investment.


INSOLVENCY OF THE ISSUER COULD   If the issuer were to become a debtor in a
REDUCE OR DELAY YOUR PAYMENTS    bankruptcy case, delays in distributions to you
                                 would be likely and you could incur a loss on your investment. The issuer, however, has taken steps to minimize the likelihood of its bankruptcy.


DEFAULT OR INSOLVENCY OF USERS   To the extent users default on the contracts,
MAY REDUCE PAYMENTS TO YOU       including defaults resulting from insolvency,
                                 contract payments will decrease. Accordingly, funds available to you, as a noteholder, will be reduced.

IF THE PLEDGED ASSETS ARE NOT    Your notes are debt of the issuer of your
SUFFICIENT, DEFAULTS WILL        series only. Your notes are secured by and
OCCUR                            payable only from the assets pledged to your
                                 series. If the contract payments and other assets pledged to secure your notes are insufficient to pay the notes of your series in full, you have no rights to obtain payment from Advanta Bank Corp. or any of its affiliates or from any other issuer or from any other source.

TECHNOLOGICAL OBSOLESCENCE OF    If the user does not pay the amount due on a
THE EQUIPMENT MAY REDUCE THE     contract, the only other source of monies to
VALUE OF THE COLLATERAL          satisfy amounts due on the contracts will be
                                 the proceeds from the disposition of the related equipment or other security, if any, provided by the user. If the servicer or the trustee must repossess and sell equipment, we may not recover the entire amount due on a contract because the market value of equipment usually declines with age and may be subject to sudden, significant declines in value because of technological advances. As a result, you may experience delays in receiving payments and suffer losses on your investment in the notes.



SOME SERIES MAY ALLOW            Some series may allow the issuer to substitute
SUBSTITUTION WHICH WILL          new contracts for a limited amount of contracts
INCREASE UNCERTAINTY             originally included in the series pool. In
CONCERNING THE POOL              those series, if any, where substitution is
CHARACTERISTICS                  allowed, the issuer will not be required to do
                                 so. If a contract becomes defaulted or, for any other reason substitution is permitted, there will be no assurance that the issuer will, in fact, elect to substitute another contract in its place. If a substitute contract is provided, it most likely will not have all of the same characteristics of the original contract. As a result, the substitution may increase the uncertainty in the payment patterns of the contracts as well as change the overall characteristics of the series pool.




BOOK-ENTRY REGISTRATION WILL     You will own only an indirect beneficial
RESULT IN YOUR INABILITY TO      interest in the notes. The notes will not be
DIRECTLY EXERCISE YOUR RIGHTS    registered in your name. The notes will be
AS A NOTEHOLDER                  registered in the name of Cede & Co., as
                                 nominee of The Depository Trust Company. As a result, unless and until definitive notes are issued for your series, you will not be recognized by the issuer or the trustee as a noteholder. You will only be able to exercise the rights of noteholders indirectly, through The Depository Trust Company, Euroclear or
                                 Clearstream, Luxembourg and their respective participating organizations. You will receive reports and other information provided for in the indenture only to the extent provided by The Depository Trust Company, Euroclear or
                                 Clearstream, Luxembourg. Your ability to pledge your notes, and the liquidity of your notes in general, may be limited by the fact that you will not have a physical certificate. In addition, you may experience delays in receiving payments on your notes.


LIMITED NATURE OF CREDIT         Each credit rating assigned to your notes
RATINGS ASSIGNED TO THE NOTES    reflects the rating agency's assessment only of
                                 the likelihood that interest will be paid to you on each payment date and principal will be paid to you on or before the stated maturity date of your notes, not that principal will be paid when expected or scheduled. These ratings are based on the rating agencies' determination of the value of the contracts, the reliability of the payments on the contracts in the portfolio and the credit enhancement, if any.

                                 The ratings do not address the following:

                                    - the likelihood that the principal on your
                                      notes will be prepaid, paid on a scheduled date or paid on any particular date before the stated maturity date for your class;

                                    - the possibility that your notes will be
                                      paid early;

                                    - the possibility of the imposition of
                                      United States withholding tax for non-U.S noteholders;

                                    - the marketability of the notes, or any
                                      market price; or

                                    - that an investment in the notes is a
                                      suitable investment for you.

                                 A rating is not a recommendation to purchase, hold or sell notes.

                                  INTRODUCTION

     Advanta Bank Corp. will, from time to time, create a new limited liability company and transfer to the new limited liability company a portfolio of contracts. The contracts will be primarily small-ticket equipment leases. Each limited liability company will issue a series of notes payable from and secured by the specific portfolio of contracts received from the bank.

     Each series of notes will be issued with two or more classes of notes.


     The table entitled "Index of Terms" at the back of this prospectus lists the pages on which certain terms used in this prospectus are defined.


     References in this prospectus to "we," "us" or "our" are references to Advanta Bank Corp., the originator and servicer of the contracts.


     Each series of notes will be issued under a separate indenture between the issuer of that series and the trustee named for that series. The trustee for your series will be named in the related prospectus supplement. The specific terms of each series of notes will be set forth in the related indenture and described in the related prospectus supplement.


     In connection with the creation of each issuer and the preparation for the issuance of a series of notes, the bank will enter into a transfer and servicing agreement with the issuer. Under the transfer and servicing agreement the bank will transfer the portfolio of contracts and associated rights to the issuer and the bank will agree to service the portfolio on behalf of the issuer.

                                  THE ISSUERS


     Each issuer will be a single-member Nevada limited liability company. Advanta Bank Corp. will be the sole member of each issuer. The limited liability companies will each be managed by a board of managers. Each board of managers will be elected by Advanta Bank Corp. as the sole member of the limited liability company; however, the organizational documents of the limited liability companies will require that two members of the board of managers be independent and not related to Advanta Bank Corp. or any of its affiliates.



     Each issuer will operate under the terms of its Articles of Organization and its limited liability company operating agreement. The organizational documents will limit the activities in which the issuer may engage. Under the agreement the issuer will not engage in any activity other than:


     - acquiring, holding and managing the contracts and other assets transferred from Advanta Bank Corp.;


     - pledging the assets to secure the limited liability company's obligations;



     - entering into agreements such as the transfer and servicing agreement and the indenture and performing its obligations under those agreements;


     - issuing and making payments on the notes; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish the above.


Each Issuer will be prohibited from incurring any debt, issuing any obligations, incurring any liabilities, except in connection with the issuance of the notes and will be prohibited from filing for bankruptcy without the unanimous approval of all members of the board of managers including the independent managers.

                          THE ORIGINATOR AND SERVICER

     Advanta Bank Corp. is a Utah industrial loan corporation the deposits of which are insured by the Federal Deposit Insurance Corporation. Advanta Bank Corp. is a wholly-owned subsidiary of Advanta Corp. Advanta Corp. is a publicly-traded company based in Spring House, Pennsylvania and listed on the NASDAQ as ADVNA and ADVNB.

     Advanta Bank Corp.'s principal office is located in Draper, Utah.


     Advanta Bank Corp., on October 1, 1998, began the origination of equipment leases and financing arrangements. Prior to that date, Advanta Business Services Corp., a wholly-owned subsidiary of Advanta Leasing Holding Corp., had been the entity within the Advanta corporate structure primarily involved in the origination of equipment leases and financing arrangements. Advanta Leasing Holding Corp. is also a wholly-owned subsidiary of Advanta Corp.


     Advanta Bank Corp., has since October 1, 1998, originated and acquired equipment leases and other equipment financing arrangements and will, as part of its securitization program, create each of the issuers and transfer to each issuer a portfolio of contracts. The contracts and other rights will be transferred to the issuers under the terms of a separate transfer and servicing agreements. Under the transfer and servicing agreements, Advanta Bank Corp. will agree to service the contracts transferred to the issuers.


     Advanta Bank Corp. will be obligated to service the contracts transferred to the various issuers; however, the bank will carry out its servicing responsibilities through a subservicing arrangement with Advanta Business Services Corp.


                               THE PLEDGED ASSETS

PLEDGED ASSETS


     The assets pledged by the issuer to the trustee to secure a series of notes are the "PLEDGED ASSETS" for that series and will consist of the issuer's right, title and interest in:



     - contracts, including leases and loans included on a list delivered to the trustee at the time of issuance of the series of notes; the contracts pledged to secure a series of notes will be specifically described in the related prospectus supplement; the contracts included in a portfolio will be agreements which relate to provide a variety of small-ticket equipment items for businesses; in most cases, the equipment will include office equipment such as computers, copy machines, facsimile machines, printers and telephones, and may include telecommunications equipment, automotive repair equipment, surveillance equipment and furniture; we will not transfer to the issuers our residual interest in the equipment or, to the extent we own any of the equipment, that equipment, and, the assets pledged by the issuers will not include the residual interest in the equipment or any ownership in the equipment;


     - monies, other than excluded payments, due or to become due on the contracts after the opening of business on the cut-off date for the series;


     - the security interest in the equipment, if any, granted by the user to us to secure payment under the contract and any other security or collateral given by the user to secure payment under the contract;


     - all amounts in the accounts created under the indenture and the earnings on amounts in the accounts; the accounts may vary from one series to another, but, in most series, will include at least, a collection account and a reserve account;

     - recoveries of amounts following a default on a contract; such recoveries may be the result of repossession and disposition of the equipment, the foreclosure and realization on any other security provided for the contract or the proceeds of insurance;

     - credit enhancement, if any, provided for the series; and the

     - the issuer's rights in the transfer and servicing agreement.


EXCLUDED AMOUNTS



     The pledged assets will not include certain payments made by the users. "EXCLUDED AMOUNTS" are:



     - late payment charges if the servicer has made a servicer advance to cover the late payment;



     - payments to cover taxes and other charges imposed by governmental authorities;


     - payments to cover insurance premiums;


     - indemnity payments;



     - extension fees and other incidental charges collected with respect to a contract; and



     - payments made to cover amounts which had become due but had not been paid prior to the cut-off date for the series.



RESIDUAL INTEREST RETAINED BY BANK



     The bank will not transfer its residual interest in the equipment to the issuer. Whether such residual interests arise or are created under the contracts or otherwise, the bank will retain the residual interests, including any ownership interest it may have in the equipment and will not transfer such interests to the issuers.



     The term "RESIDUAL INTEREST" as used in this prospectus and in the prospectus supplement means the ownership interest, if any in the financed equipment and the residual receipts and the right to receive and retain the residual receipts. The "RESIDUAL RECEIPTS" are all residual proceeds received by the bank or the servicer, including proceeds of the sale or re-lease of the equipment if the user does not purchase the equipment at the end of the contract, any amounts collected by the servicer as judgments against a user or others related to the failure to pay any required amounts under the contract or to return the equipment, including any amounts relating to a security deposit applied by the servicer as residual receipts, plus any other amounts which are received by the bank or the servicer and applied against the booked residual value of the contract in accordance with the servicer's servicing standards.


THE CONTRACTS

     General. The portfolios of contracts transferred to the issuers will include leases and loans originated or acquired by the bank. Loans may include installment sale contracts. The portion of the contracts in the portfolio pledged to your notes which is leases and the portion which is loans will be stated in the related prospectus supplement.

     The equipment subject to the contracts will primarily be small-ticket items. A detailed description of the equipment subject to the contracts pledged to your series of notes will be contained in the related prospectus supplement.

     The obligors under the contracts are referred to in this prospectus and the prospectus supplement as the "USERS." The users are businesses and business owners in the United States.


     For some of the contracts, Advanta Bank Corp. does not own the entire contract, but only the right to receive periodic payments under the contract. At the end of the term of those contracts, so long as the amounts due under the contract have been paid in full, Advanta Bank Corp. will have no further rights under the contract or in the related equipment. With respect to those contracts, when included in a portfolio transferred to an issuer, Advanta Bank Corp. will transfer to the issuer only the limited rights it has in the contract.

     Characteristics. The contracts originated and acquired by Advanta Bank Corp. are primarily in the form of leases; however, a small percentage of the contracts are in the form of loans.

     The contracts which are in the form of lease contain "hell or high water" clauses unconditionally obligating the user to make periodic payments at the time and on the dates specified in the contract. The leases specifically state that the obligation to make payments is unconditional notwithstanding equipment failure, damage, loss or any other problem. The leases also state that the lessor is not responsible for any representations or acts of the equipment vendor, or otherwise state that the lessor has no obligation regarding the equipment and any problems with the equipment are the responsibility of the user.


     Contracts in the form of leases cannot be cancelled at the option of the user for any reason.


     Some of the contracts which are in the form of loans do permit prepayment at the option of the user.

     Under the terms of the transfer and servicing agreement, the servicer may allow prepayment of a contract, whether it is in the form of a lease or a loan, provided the user pays an amount at least equal to the Prepayment Amount.

     If a user requests an upgrade or trade-in of equipment, the servicer may permit a prepayment of the lease, remove the contract from the pledged assets and deposit the Prepayment Amount received from the user into the collection account created under the indenture.

     The "PREPAYMENT AMOUNT" means, for a contract, as of any date, the sum of
(a) the Contract Principal Balance of the contract without deduction for any security deposit paid by the user, unless the security deposit has been applied to the Contract Principal Balance in accordance with the servicer's credit and collection policy and deposited into the collection account plus (b) the product of the Contract Principal Balance and one-twelfth of the applicable discount rate.

     The "CONTRACT PRINCIPAL BALANCE" of any contract on any date means, the present value of the scheduled payments to become due on the contract on and after that date, excluding scheduled payments previously due and unpaid, discounted monthly at one-twelfth of the applicable discount rate. A defaulted contract has a Contract Principal Balance of $0. The applicable discount rate for a series will be set forth in the related prospectus supplement.

     The scheduled payments for any contract are the periodic rental or loan payments, not including any insurance or tax amounts set forth, in the contract and due from the user.

     Some of the contracts permit the user to assign or sublease the equipment if the servicer consents to the assignee or sublessee in accordance with the terms of that contract. Despite any assignment or sublease, the original user remains liable as the lessee under that contract and the contract remains part of the pledged assets.

     The leases are triple-net leases, meaning that the user assumes all responsibility with respect to the equipment which secures the lease, including the obligation to pay all costs relating to its operation, maintenance, repair and insurance.


     Purchase Options. The contracts typically require a residual payment at the end of the term most of which payments are in the form of a purchase option. These purchase options are exercisable at varying amounts. If a user under a contract with a purchase option does not exercise its purchase option, the user is required either to continue the lease of the equipment on a month-to-month basis or to return the equipment to the servicer.


     The purchase option payments are either (i) an option to purchase the equipment at the end of the term of the lease for $1.00, (iii) an option to purchase the equipment for fair market value at the end of the term of the lease or (iii) an option to purchase the equipment for a stated amount. The prospectus supplement for your series will contain a table showing the distribution of the contracts by purchase option.

     Amounts paid by the users to exercise the option to purchase the equipment constitute residual receipts and will be retained by Advanta Bank Corp., will not be transferred to the issuer and will not be available to pay the notes. Likewise, if the user elects to retain the equipment and continue to make lease payments on a month-to-month basis after the stated term of the lease, such ongoing lease payments will constitute residual receipts and will not be transferred to the issuer and will not be available to pay the notes.

     Contract Files. Under the transfer and servicing agreement, we will transfer to the issuer the contract files for each of the contracts transferred.

     The contract files include the following documents:

     - the executed original counterparts of the contract;


     - a copy of any related agreement, if any, between the originator and a broker pursuant to which the originator acquired the contracts;


     - copies of any documents, which may be in imaging form or on the servicer's computerized information system, that the originator or the servicer keeps on file for the benefit of the originator in accordance with the originator's or servicer's customary procedures; and

     - copies along with any amendments, assignments and continuations and including evidence of filings with the appropriate office of all UCC financing statements filed with respect to the contracts, identifying the user as debtor and the originator as secured party.


     To facilitate servicing, the contract files will not be delivered to the issuer or to the trustee, but will be held by the subservicer. If the subservicer, while in possession of the contracts, sells or pledges and delivers them to another party, in violation of its agreements, the other party could acquire an interest in the contracts and take priority over you. Also, if the subservicer becomes insolvent while in possession of the contracts, competing claims to ownership or security interest in the contracts may result. See "Risk Factors -- Subservicer's Possession of the Contracts May Result in Delayed Payments, Losses or Accelerated Payments" in this prospectus.


SECURITY INTEREST IN THE EQUIPMENT


     The bank will transfer to the issuer the security interest, if any, in the equipment granted by the user to the bank to secure payment of amounts due on the contract. The issuer will pledge the security interests to secure the notes. If a user defaults in payment of amounts due on the contract, the servicer may foreclose on the equipment and apply the proceeds to the amounts due under the contract.


     The bank does not file UCC financing statements to protect its security interest in equipment unless the equipment has an original cost in excess of $25,000. As a result, it is possible that another creditor of the user could obtain a security interest in the equipment superior to the security interest held by the issuer.


     See the caption "Legal Matters Affecting the Contracts -- Considerations Relating to Security Interest in the Equipment" in this prospectus.


SERIES ACCOUNTS

     Each indenture will provide for the creation of accounts held by the trustee for the benefit of the holders of the notes of that series. Each indenture will provide for a collection account into which collections of contract payments will be deposited and from which payments on the notes will be made.

     The series accounts may also include a reserve account and such other accounts as are described in the related prospectus supplement.

RECOVERIES

     All amounts received or recovered by the servicer to be applied against amounts due on a defaulted contract are included in the pledged assets. The recoveries may include:

     - amounts received from the sale or other disposition of the equipment or the sale of the defaulted contract;

     - insurance proceeds received as a result of the damage or destruction of equipment; or

     - any other payments made by or on behalf of the defaulting user, including any amounts paid from a security deposit applied by the servicer as a recovery.

TRANSFER AND ADMINISTRATION AGREEMENT

     We will enter into a separate transfer and servicing agreement for each series of notes. Under the terms of the transfer and servicing agreement, we will make representations concerning the contracts. A material breach of the representations and warranties concerning a contract, may result in an obligation on our part to repurchase that contract.

     Under the transfer and servicing agreement, we will also agree to service the contracts on behalf of the issuer.

     The issuer will pledge its rights under the transfer and servicing agreement to the trustee to secure payment of the notes. The rights pledged will include the right to require us to repurchase contracts upon a material breach of the representations and warranties.

     See the caption "The Transaction Documents -- Transfer and Servicing Agreement" in this prospectus.

                              ADVANTA BANK CORP.'S
               UNDERWRITING, ORIGINATION AND SERVICING PRACTICES

CONTRACT ORIGINATION

     Prior to October 1, 1998, Advanta Business Services was in the business of originating and servicing equipment leases. As of October 1, 1998, Advanta Business Services ceased originating equipment leases and Advanta Bank Corp. began originating equipment leases. Advanta Business Services continues to service the leases which it originated.

     Advanta Bank Corp. services the equipment leases which it originates or acquires through a subservicing agreement with Advanta Business Services. Advanta Business Services also provides origination services to the bank.

     Contracts are either:

     - originated in the name of Advanta Bank Corp. directly or through a vendor or broker;

     - originated with funding by Advanta Bank Corp. through a vendor or broker which vendor or broker assigns the contract to Advanta Bank Corp. but does not reveal the name of the originator to the user; or

     - originated by another funding source and purchased by Advanta Bank Corp.

     Advanta Bank Corp. originates leases through marketing programs, vendors, brokers and bulk or portfolio purchases. Advanta Bank Corp. establishes both formal and informal relationships with equipment vendors. As a result of previous transactions with the bank or Advanta Business Services, vendors may recommend that prospective customers make a credit application to Advanta Bank Corp. for financing. A more formal program between Advanta Bank Corp. and a vendor may offer prospective customers financing at pre-arranged rates, based upon the vendor's equipment and terms and conditions approved by Advanta Bank Corp.

     Advanta Bank Corp. also originates contracts through the use of brokers. In a typical broker transaction, the broker refers potential customers to the bank, and the broker is paid a referral fee. Contracts originated under the broker program are reviewed in a manner consistent with Advanta Bank Corp.'s then-existing policies and procedures.

     In a majority of these programs, the equipment is leased by Advanta Bank Corp. and the bank bills the user and collects payments in its own name.

     For some select vendor and broker programs, Advanta Bank Corp. bills and collects payments in the vendor's name or the broker's name so that the user is not aware that Advanta Bank Corp. is a party to the transaction. Under this program, once a contract becomes 61 days past due, Advanta Bank Corp. is then immediately identified to the user.

     Vendors or brokers may choose to use Advanta Bank Corp.'s standard contract or they may use their own contract. In either case, the credit approval remains with Advanta Bank Corp. Contract documents for all programs are either identical to Advanta Bank Corp.'s standard lease documents or are reviewed by the legal staff of Advanta Bank Corp. to insure substantial compliance with the bank's standard terms.


     In instances where Advanta Bank Corp. originates a contract or acquires a contract but does not own the equipment, it will, if the initial cost of the equipment exceeds $25,000, obtain a perfected security interest in the equipment.


     Advanta Bank Corp. also purchases contracts on a bulk or portfolio basis. These contracts may be originated by a variety of originators under several different underwriting guidelines. When reviewing potential bulk or portfolio acquisitions, the contracts to be acquired are reviewed and approved by the Advanta Bank Corp. using pre-determined guidelines. For each potential bulk or portfolio purchase, Advanta Bank Corp. is able to accept or reject individual contracts.

CREDIT REVIEW

     In connection with the origination or acquisition of contracts, Advanta Bank Corp. performs a thorough credit review of all prospective obligors. Typically, the credit review process begins when the prospective obligor completes a credit application.

     The completed credit application is entered into a computerized application processing system called ACE. Applications can be entered into ACE either internally or externally. A customized credit scoring model is employed and the credit decision based on several criteria which may include verification of a credit bureau report for the principal(s) of the prospective obligor, verification of a Dunn & Bradstreet listing for the company, and a review of the total dollar amount of exposure for all contracts the obligor has outstanding with Advanta Bank Corp., which may not exceed a specified dollar limit. Credit applications can be automatically approved and/or rejected based on the dollar amount of the application and a score falling within a range in the model. For those credit applications not falling within a specified dollar amount and/or credit score, the decision is based on an analysis by the credit staff utilizing criteria developed for Advanta Bank Corp. Authority to make credit decisions is based on seniority and the lending experience of the credit personnel. In general, transactions in excess of $500,000 must be approved by the senior management of the bank. The overall credit due diligence process is supported by a comprehensive set of policies and procedures that outline Advanta Bank Corp.'s credit processes and philosophies.

     Advanta Bank Corp.'s senior credit committee provides a forum for making credit decisions on transactions which exceed the authority of individual or paired credit approvers either in size or complexity. The senior credit committee also identifies strategic credit issues and establishes the credit polices and procedures throughout the company.

     In addition, the bank's credit department has staff dedicated to perform reviews of potential new vendors and brokers to ensure compliance with the bank's overall credit policies and procedures. In reviewing new relationships with vendors and brokers, Advanta Bank Corp. considers, among other things, length of time in business, bank, credit and trade references, Dunn & Bradstreet reports, and credit bureau reports on all of the officers of the vendor being reviewed.

COLLECTION/SERVICING


     Collection activities are performed by the bank through its subservicing arrangement with Advanta Business Services. The Advanta Business Services servicing staff is located in Voorhees, New Jersey.


     Each contract has a provision for assessing late charges in the event that a user fails to make a payment on the contract on the due date. Telephone contact is normally initiated when an account is twenty days past due. All collection activity is entered into a computerized collection system. Collectors input notes summarizing recent collection activities directly into the collection system, which enables company personnel to monitor the status of the account and take any necessary actions. Collectors have the latest status and collection history on each account available on their computer terminals.

     If a contract is delinquent the following action is taken:

     - If a payment has not been received by the third day after the due date, the system automatically generates a computerized late notice which is sent directly to the user (except for the select vendor programs where the user does not recognize Advanta Bank Corp. as a party to the transaction, in those situations the vendor is notified).

     - If a payment has not been received by the 15th day after the due date, a past due letter is sent out to the user (except for the select vendor programs where the user does not recognize Advanta Bank Corp. as a party to the transaction, in those situations, the vendor is notified).

     - If a payment has not been received by the 31st day after the due date, a default letter is sent out to the user (except for the select vendor programs where the obligor does not recognize Advanta Bank Corp. as a party to the transaction, in those situations, the vendor is notified).

     - If a payment has not been received by the 61st day after the due date, a demand letter is sent out directly to the user.

     Telephone contact is continued throughout the delinquency period. If the transaction continues to be delinquent, the servicer may exercise any remedies available to it under the terms of the contract, including termination, acceleration and/or repossession. Each contract is evaluated on the merits of the individual situation taking into consideration the equipment value and the current financial strength of the user.

     If collection activities do not rectify the account, the bank typically charges off the account at 121 days past due. An account may be charged off prior to 121 days if it is determined that there will be no further payments made.

     At the time of charge-off, the account is turned over to an in-house litigation department for suit purposes. In general, a decision is made whether to pursue the obligor and/or personal guarantor through litigation. All third party collection agency assignments are made via the collection department in order to enforce the original terms of the contract should an account not be suit worthy. The litigation decision is dependent on a review of the account including credit bureau reports, obligor payment history, and/or Dunn & Bradstreet reports.

     In cases where the user files for bankruptcy, procedures are implemented to follow up with the user to determine whether the user intends to assume or reject the contract. In addition, the bank pursues the non-bankrupt obligors while reviewing the fair market value of the equipment, the remaining balance of the contract, and the credit of the non-bankrupt obligors. If the bankruptcy department cannot settle with the non-bankrupt obligors, the file may be passed to the litigation department for suit. In many cases, although the user has filed for bankruptcy protection from its creditors, it continues to make regular payments on its contract.

MATTERS RELATED TO ADVANTA CORP.

     On January 22, 1999, Fleet Financial Group, Inc. and some of its affiliates filed a lawsuit against Advanta Corp. and some of its subsidiaries relating to the transaction with Fleet which closed on February 20, 1998 in which Advanta Corp. contributed substantially all of its consumer credit card business to a limited liability company owned by Fleet. The lawsuit focuses on post-closing adjustments and other matters relating to the Fleet transaction. Fleet seeks damages of approximately $141 million.

     On February 16, 1999, Advanta Corp. filed an answer to the complaint denying the material allegations of the complaint. Advanta Corp. also has filed counterclaims against Fleet seeking damages from Fleet. Although the outcome of the litigation between Fleet and Advanta Corp. cannot be determined, Advanta Corp. does not expect this litigation to have a material adverse effect on the financial position or future operating results of Advanta Corp., Advanta Bank Corp. or Advanta Business Services.

     The ability of Advanta Corp.'s subsidiaries, including Advanta Bank Corp., to honor their financial and other obligations is to some extent influenced by the financial condition of Advanta Corp. Those obligations, insofar as they relate to the pledged assets and the notes, primarily consist of Advanta Bank Corp.'s obligation to repurchase contracts if there has been a material breach of the representations and warranties of the bank set forth in the transfer and servicing agreement as well as the obligations of the bank to service the contracts. To the extent that the servicer's ability to perform its functions and obligations is adversely affected, the contracts may experience an increased level of delinquencies and losses.

                              REMOVAL OF CONTRACTS

BREACH OF REPRESENTATIONS AND WARRANTIES


     Breach by the Originator. Under the terms of the transfer and servicing agreement and the indenture, upon discovery by the originator, the trustee or the servicer of a breach of any of the representations or warranties of the originator set forth in the transfer and servicing agreement, including, primarily, a breach of the representation and warranty that any contract is an eligible contract, the party discovering a breach shall inform the other parties. Unless the breach has been cured by the last day of the second month following the month of the discovery of the breach by the originator or receipt by the originator of written notice from the trustee or the servicer of the breach, the transferor shall be obligated to reacquire any contract materially and adversely affected by the breach. The reacquisition is to take place as of the last day of the second month following the month of discovery by the originator or receipt of notice from the trustee or the servicer (or, at the originator's option, as of the last day of the first month after the month of the discovery).



     In consideration of the reacquisition of a contract, the originator is to remit the Prepayment Amount to the servicer for deposit into the collection account. The sole remedy for the breach of representations and warranties by the originator shall be to require the originator to reacquire the contract. Some series, if so described in the related prospectus, may allow the issuer to substitute a contract rather than making a payment. See the caption "The Transaction Documents -- Transfer and Servicing Agreement" in this prospectus.



     Acquisition by the Servicer. If any of the following occurs, the servicer will be obligated to acquire the affected contract:



          - the servicer extends the date for final payment by the user on a contract beyond the date one month prior to the final scheduled payment date for the series to which the contract is pledged;



          - the servicer fails to maintain perfection of the security interest created by a contract in the financed equipment if the related equipment had an original cost in excess of $25,000;

          - the servicer (i) releases equipment securing any contract from the security interest granted by the contract except when the contract has been paid or released after default and realization upon the equipment, or (ii) impairs the rights of the issuer, the trustee or the noteholder in any contract or (iii) increases the number of scheduled payments due under a contract except in accordance with the terms of the transfer and servicing agreement.



     For breaches described in the preceding paragraph, the sole remedy of the issuer, the trustee and the noteholders is to require the servicer to acquire the contract.



     If a breach described above occurs, the servicer is to inform the trustee and the originator promptly upon the discovery of the breach. Unless the breach has been cured by the last day of the second month following the discovery (or, at the originator's election, the last day of the first following month), the servicer is required to acquire any Contract materially and adversely affected by the breach. In consideration of the acquisition of any contract by the servicer, the servicer is to remit the Prepayment Amount for deposit into the collection account.


DEFAULTED CONTRACTS


     In addition, the issuer may, at its option, remove a limited amount of defaulted contracts from the trust estate. The aggregate amount of defaulted contracts which the issuer may remove from the trust estate for any series will be described in the prospectus supplement for that series. The issuer shall have no obligation to remove any defaulted contract. Upon removal of a defaulted contract from the trust estate, the issuer shall, unless substitution is permitted as described in the related prospectus supplement, pay the Prepayment Amount to the servicer for deposit into the collection account.



     With respect to contracts that are defaulted contracts, at the request of the issuer, the trustee will release the lien of the indenture on the defaulted contracts. The issuer may then sell the contracts provided that any proceeds of the sale on any defaulted contract are treated as recoveries and deposited into the collection account.


     A contract is determined to be a "DEFAULTED CONTRACT" when:

     - the user is contractually delinquent for 121 days or more with respect to a scheduled payment or any part of a scheduled payment, without regard to any servicer advances or the application of any security deposit or

     - as to which the servicer has determined in accordance with its customary servicing practices that eventual payment of the remaining scheduled payment under the contract is unlikely or

     - the contract has been rejected in a bankruptcy proceeding.

     Upon repossession and disposition of any equipment subject to a defaulted contract, the servicer is directed to maximize the recoveries, and, to do so, the servicer may sell the equipment at the best available price, refurbish the equipment and re-lease or sell the equipment to third parties, or take any other commercially reasonable steps to maximize the proceeds from the equipment. Recoveries, including any future payments received for defaulted contracts, shall be paid to the collection account as available funds. If the servicer reasonably believes that the value of any equipment is zero or minimal, it will dispose of the equipment in accordance with its standard procedures.

UPGRADES AND TRADE-INS

     In the event that a user requests an upgrade or trade-in of equipment, the issuer may remove the equipment and the related contract from the trust estate during any month by remitting the applicable Prepayment Amount received from the user to the trustee for deposit in the collection account on or prior to the payment in the next month date relating to such collection period.

SUBSTITUTION OF CONTRACTS



     Some series may permit the issuer to remove contracts and substitute other contracts under limited circumstances. If substitution is permitted it may be permitted with respect to defaulted contracts, contracts which the issuer would otherwise be required to reacquire due to a breach of representations or warranties or for any other reason which will be described in the related prospectus supplement. If substitution is permitted the terms and conditions under which it may occur will described in the related prospectus supplement.


                       WEIGHTED AVERAGE LIFE OF THE NOTES


     The weighted average life of the notes of any series will generally be influenced by the rate at which the principal balances of the related contracts are paid and the rate at which such payments are paid to the noteholders. For this purpose, the prepayments include prepayments in full, partial prepayments, liquidations due to default and receipts of proceeds from physical damage and term life insurance policies and the reacquisition of contracts by the originator or acquisition of contracts by the servicer.


     Some contracts in the form of loans are prepayable. Contracts in the form of leases are not prepayable at the option of the user, however, the servicer may allow a prepayment. Each prepayment will shorten the weighted average remaining term of the contracts and the weighted average life of the related notes.

     The rate of prepayments on the contracts is influenced by a variety of economic, financial, climatic and other factors. In addition, under certain circumstances, the bank will be obligated to reacquire contracts pursuant to the related transfer and servicing agreement, as a result of breaches of representations and warranties, and the servicer will be obligated to purchase contracts pursuant to the related transfer and servicing agreement, as a result of breaches of certain covenants. See "Description of the Transaction
Documents -- Transfer and Servicing Agreement." On the other hand, the payment schedule under a contract may be extended or revised by the servicer under certain circumstances. An extension or revision may lengthen the weighted average life of the notes.


     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes on a given series on a given distribution date. The amount will depend, in part, on the amount of principal collected on the related contracts during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of contracts will be borne entirely by the noteholders of series to which the contracts are pledged. Such reinvestment risks may include the risk that interest rates are lower at the time the holders receive payments on the notes than interest rates would otherwise have been had the prepayments not been made or had the prepayments been made at a different time.


     The related prospectus supplement may set forth additional information about the maturity and prepayment considerations applicable to the particular contracts and any class of notes of the related series.

                                USE OF PROCEEDS

     The net proceeds from the sale of the notes of a series will be applied by the issuer (i) to pay expenses related to the series, (ii) to acquire contracts from the bank and (iii) to make the initial deposit, if any, into the reserve account.

                            DESCRIPTION OF THE NOTES

GENERAL


     Each series of notes will be issued pursuant to an indenture. The indenture will be substantially in the form of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.


     Each series will be issued with two or more classes of notes and each class may be divided into one or more subclasses each with its own payment terms and priority.

     The notes of each series will be available only in book-entry form. The registered owners of the notes are those entities registered as the owner on the registration books maintained by the trustee. Unless and until definitive notes are issued under the limited circumstances described in the prospectus supplement, any references to actions taken by noteholders or holders refer to actions taken by The Depositary Trust Company from its participants' instructions, and all references in this prospectus or the prospectus supplement to distributions, notices, reports and statements to noteholders or holders shall refer to distributions, notices, reports and statements to DTC or its designee Cede & Co., as the registered holder of the book-entry notes.

     The notes of each series will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except that one note of each class can be issued in another denomination.

INTEREST RATES

     Each class of notes may bear interest at a fixed rate per annum or at a variable or adjustable rate per annum, as described in the prospectus supplement.

     Each class of fixed rate notes will bear interest at the applicable per annum interest rate specified in the related prospectus supplement. Interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or such other basis as may be set forth in the prospectus supplement.

     Each class of floating rate notes will bear interest for each interest period at a rate per annum determined by reference to an interest rate basis, plus or minus the spread, if any, or multiplied by a spread multiplier, if any, in each case as specified in the related prospectus supplement. The spread is the number of basis points that may be specified in the each prospectus supplement as being applicable to a class. The spread multiplier is the percentage that may be specified in the prospectus supplement as being applicable to a class. Interest on each class of floating rate notes will be computed on the basis of a actual days elapsed and a year of 360 days.

BOOK-ENTRY REGISTRATION


     The beneficial owners of the notes may hold their interests in the United States through DTC or in Europe through Clearstream, Luxembourg, formerly known as Cedelbank, or Euroclear if they are participants of such systems, or indirectly through organizations that are participants in the systems.



     Cede & Co., as nominee for DTC, will be the registered holder of each class of the notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of Clearstream, Luxembourg customers and Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.


     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of notes. participants include securities brokers and dealers (who may include the underwriters of any series), banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.


     Transfers between participants will occur in the ordinary way in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers (as defined in this prospectus) and Euroclear participants (as defined in this prospectus) will occur in the ordinary way in accordance with their respective rules and operating procedures.



     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.



     Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear participants or Clearstream, Luxembourg customers on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information on tax documentation procedures relating to the notes, see "Federal Income Tax Consequences."


     Beneficial owners of the notes that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the notes from the paying agent or the trustee through DTC and its participants. Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede, as nominee for DTC. DTC will forward the payments to its participants which thereafter will forward them to indirect participants or holders of beneficial interests in the notes. It is anticipated that the only holder will be Cede, as nominee of DTC, and that holders of beneficial interests in the notes, under each indenture will only be permitted to exercise the rights of holders, under the indenture indirectly through DTC and its participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal of and interest on the notes. participants and indirect participants with which holders of beneficial interests in the notes have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of these respective holders. Accordingly, although beneficial owners will not possess notes, beneficial owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of holders of beneficial interests in the notes to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the notes, may be limited due to the lack of a definitive note for the notes.

     DTC has advised the issuer that it will take any action permitted to be taken by a holder under an indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised the issuer that it will take actions with respect to specified percentages of the holders' only at the direction of and on behalf of participants whose holdings include undivided interests that satisfy the specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that actions are taken on behalf of participants whose holdings included the undivided interest.


     Clearstream Banking ("CLEARSTREAM, LUXEMBOURG"), societe anonyme, was incorporated under the laws of Luxembourg as Cedel S.A. and subsequently changed its name to Cedelbank. On January 18, 2000, following a merger by its parent, Cedelbank was renamed Clearstream Banking. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of any series of notes. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer, either directly or indirectly.


     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 35 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York as the Euroclear Operator, under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to the notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is, therefore, regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear

System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.


     Distributions on notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder, under an Indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect the actions on its behalf through DTC.



     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and the procedures may be discontinued at any time.


DEFINITIVE NOTES

     The notes of a series will be issued in fully registered, authenticated form to beneficial owners or their nominees, rather than to DTC or its nominee, only if

     - the issuer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository, and the trustee or the issuer are unable to locate a qualified successor or

     - the issuer at its option elects to terminate the book-entry system through DTC.

     If one of the events described in the immediately preceding paragraph occurs, the trustee will be required to notify all beneficial owners through DTC of the availability of definitive notes. Upon surrender by DTC of the certificate representing the notes of that series and instructions for re-registration, the trustee will issue the definitive notes. The trustee will recognize the holders of the definitive notes as holders under each indenture. The trustee will also notify the holders of any adjustment to the record date necessary to enable the trustee to make distributions to holders of the definitive notes.

     If definitive notes are distributed to beneficial owners, distribution of principal of and interest on the notes will be made by the trustee directly to the holders in accordance with the procedures set forth herein and in each indenture. Distributions will be made by check, mailed to the address of such holder as it appears on the note register. Upon at least 10 days notice to holders of the class, the final payment on any note, whether the definitive notes or the note for the class registered in the name of Cede & Co. as nominee for DTC, representing the notes of the class, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to the holders.

     Definitive notes of each class will be transferable and exchangeable at the offices of the trustee or its agent in New York, New York, which the trustee shall designate on or prior to the issuance of any definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit enhancement arrangements, if any, and the provider of an enhancement, if applicable, with respect to a class of notes of a series will be set forth in the related prospectus supplement. If and to the extent provided in the prospectus supplement, credit enhancement may be in the form of:

     - subordination of one or more classes of notes,

     - reserve accounts,

     - over-collateralization,

     - letters of credit,

     - credit or liquidity facilities,

     - surety bonds,

     - guaranteed investment contracts,

     - swaps or other interest rate protection agreements,

     - repurchase obligations,

     - other agreements with respect to third party payments or other support or

     - cash deposits.

     If specified in the prospectus supplement, credit enhancement for a class of notes may cover one or more other classes of notes of the same series, and credit enhancement for a series of notes may cover one or more other series of notes. In addition, if specified in a prospectus supplement, credit enhancement for one or more classes of notes of a series may cover all or a portion of the outstanding amount of the classes or may cover losses incurred from all or a portion of the related contracts.

     The presence of a reserve account and other forms of credit enhancement for the benefit of all or any portion of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of a class or series of the full amount of principal and interest due thereon and to decrease the likelihood that the noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of notes, noteholders of any series will be subject to the risk that credit enhancement will be exhausted by the claims of noteholders of another series.

     If provided in the prospectus supplement, the issuer may replace the credit enhancement for any class of notes with another form of credit enhancement without the consent of noteholders, provided the applicable rating agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of a class of notes or any other class of notes of the series.

                           THE TRANSACTION DOCUMENTS

     The transaction documents for each series will include:

     - the transfer and servicing agreement which will be between the bank as originator and servicer and the issuer for that series and

     - the indenture which will be between the issuer as issuer of the notes and the trustee for the series.

     The trustee for a series will be named and described in the related prospectus supplement.

     A form of the transfer and servicing agreement and a form of the indenture have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summaries do not purport to be complete and are subject to and are qualified in their entirety by reference to the applicable provisions of the transaction documents.

TRANSFER AND SERVICING AGREEMENT


     Transfer to the Issuer. Under the transfer and servicing agreement, the bank will transfer, assign, set over, contribute, quitclaim and otherwise convey to the issuer all of the bank's right, title and interest in, and to all of the conveyed assets and all monies due or to become due in respect of the conveyed assets. The conveyed assets do not include the bank's residual interest in the equipment.


     The conveyed assets as described in the transfer and servicing agreement will be all accounts, general intangibles, instruments, chattel paper, documents, money, letters of credit, advices of credit, deposit accounts, certificates of deposit, investment property, goods and other property consisting of, arising from or related to any of the following:


          (1) the contracts listed on a list of contracts delivered to the trustee and all amounts due or to become due thereunder but excluding the bank's residual interests in the equipment subject to such contracts,



          (2) all collections and proceeds of the contracts and related security after the cut-off date for the series including scheduled payments under the contracts, prepayments, recoveries, investment earnings on accounts held by the trustee and insurance proceeds received by the servicer, the trustee or the issuer,



          (3) all of the bank's security interest, if any, in the equipment granted by the users pursuant to the contracts,



          (4) the interest of the bank, if any, in the trust accounts created for the series and all instruments, monies, securities, documents or other property held or credited to the accounts,



          (5) the interest of the bank with respect to the contracts from claims on any physical damage, credit life or disability insurance policies covering financed equipment or users with respect to the financed equipment and



          (6) all proceeds of the foregoing.


     The transfer and servicing agreement will provide that the assets conveyed to the issuer do not include the bank's residual interest in the equipment.

     Representations Concerning the Contracts. In each transfer and servicing agreement, the bank, as originator of the contracts, will represent and warrant, that for each contract transferred under that agreement, on the closing date for that series or, where indicated, the cut-off date for that series, the following are true:

     - The contract is with an obligor whose billing address is in the United States or its territories and possessions and requires all payments under the contract are to be made in United States dollars;

     - The contract is with an obligor who, if a natural person, is a resident of the United States or its territories and possessions with legal capacity to contract or, if a corporation or other business organization, is organized under the laws of the United States, its territories or possessions or any political subdivision of the United States and has its chief executive office in the United States or its territories or possessions;


     - The contract has not had any of its terms, conditions or provisions modified or waived other than in compliance with the credit and collection policy of Advanta Bank Corp.;



     - The contract does not violate any applicable federal, state and local laws, and regulations under any laws;


     - The contract satisfies in all material respects all applicable requirements of the credit and collection policy of Advanta Bank Corp.;


     - As of the cut-off date for the series, the contract is not a defaulted contract;



     - The contract (other than a contract which is a loan in form), (a) contains "hell or high water" provisions requiring the user to assume all risk of loss or malfunction of the related equipment, (b) makes the user absolutely and unconditionally liable for all payments required to be made thereunder, (c) is a "triple-net" lease and (d) is non-cancelable at of the option of the user;



     - The contract creates a valid and enforceable security interest or ownership interest in favor of the originator in the related equipment, if any, which security interest has, for equipment with an initial cost of more than $25,000, been perfected;


     - The contract has only one set of original documentation;

     - The contract is free and clear of any adverse claims, other than the claims arising pursuant to the transaction documents; provided, however, for such purposes, adverse claims do not include claims for federal, state, municipal or other local taxes if the taxes are not at the time be due and payable or if the originator shall concurrently be contesting the validity of the claim in good faith by appropriate proceedings that have stayed enforcement of the claim and shall have set aside on its books adequate reserves;

     - The contract is in full force and effect in accordance with its terms and contains enforceable provisions such that the right and remedies of the holder thereof shall be adequate for realization against the equipment, if any, thereunder and of the benefits of any security granted thereunder;

     - The contract does not provide for the substitution, exchange, or addition of any other items of equipment pursuant to such contract which would result in any reduction or extension of payments due thereunder;

     - The contract by its terms is due and payable on or within 84 months and has not had its payment terms extended other than in compliance with the credit and collection policy of Advanta Bank Corp.;

     - The contract is in substantially the form of one of the standard form contracts that Advanta Bank Corp. uses or a form reviewed and accepted by Advanta Bank Corp.;

     - The contract (a) does not preclude the pledge, transfer or assignment thereof, (b) does not require the consent of the user to the pledge, assignment or transfer thereof, and (c) does not contain a confidentiality provision that purports to restrict the ability of the trustee (or any prior pledgor or owner thereof) to exercise its rights under the transaction documents with respect thereto, including, without limitation, its right to review the contract;

     - The contract or interest in the contract was (a) originated or purchased by the originator in the ordinary course of its business, (b) approved and purchased or funded in the ordinary course of the originator's business and (c) if purchased from a broker or vendor, has been re-underwritten by the originator in the ordinary course of the originator's business and in compliance with its underwriting policies;



     - The contract relates to a piece of equipment which is located in the United States of America, its territories or possessions;


     - The contract is not a consumer lease;

     - No adverse selection was used in selecting the contract for transfer to the issuer;

     - The information with respect to the contract contained in the list of contracts delivered to the trustee is true and correct in all material respects; and

     - All filings necessary to evidence the conveyance or transfer of the contract (or an interest in the contract) to the issuer and the pledge to the trustee have been made in all appropriate jurisdictions.


     Additional representations may be required for eligible contracts for any series. The additional representations, if any, relating to the contracts transferred for a series will be described in the related prospectus supplement.



     If the originator breaches any of the representations and warranties listed above and such breach has not been cured by the last day of the second month -- or if the originator elects, the first-month -- following the discovery by or notice to the originator of such breach, the originator will reacquire any contract materially and adversely affect by such breach from the related issuer. The originator will reacquire the affected contract at the Prepayment Amount. The reacquisition obligation will constitute the sole remedy available to the noteholders, the trustee and issuer for a breach of the originator's representations and warranties.



     Servicing. Under the transfer and servicing agreement, the servicer, as agent for the issuer, will manage, service, administer and make collections on the contracts with reasonable care, using that degree of skill and attention that the servicer exercises with respect to all comparable receivables that it services for itself or others. The servicer's duties will include calculating, billing, collection and posting of all payments, responding to inquiries of users, investigating delinquencies, reporting tax information to users, accounting for collections, and furnishing monthly and annual statements to the trustee with respect to distributions.


     The transfer and servicing agreement will provide that the servicer shall follow its customary standards, policies and procedures in performing its duties as servicer. Without limiting the generality of the foregoing, the servicer will be authorized and empowered to execute and deliver, on behalf of itself, the issuer, the trustee and the noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the contracts or the related equipment. If the servicer commences a legal proceeding to enforce the terms of a contract, the issuer shall be deemed to have automatically assigned, solely for the purpose of collection, such contract to the servicer. If in any enforcement suit or legal proceeding it shall be held that the servicer may not enforce a contract on the ground that it shall not be a real party in interest or a holder entitled to enforce the contract, the issuer shall, at the servicer's expense and direction, take steps to enforce the contract, including bringing suit in its name or the name of the trustee or the noteholders.


     The servicer will agree to make reasonable efforts to collect all payments called for under the terms and provisions of the contracts as and when the payments become due and will agree to follow such collection procedures as it follows with respect to all comparable contracts that it services for itself or others.



     Extensions, Rebates and Adjustments. The transfer and servicing agreements will provide that the servicer may grant extensions, rebates or adjustments on a contract; provided, however, that if the servicer extends the date for final payment by the user of any contract beyond the date one month prior to the final scheduled payment date for the related series, the servicer shall promptly acquire the contract from the issuer and pay the Prepayment Amount into the collection account.

     Advances. In the event that any user fails to remit its full scheduled payment on any contract by the calculation date, the servicer may, but is not required to, make an advance from its own funds of an amount equal to the unpaid scheduled payment.


     If the servicer makes a servicer advance, the transfer and servicing agreement provides that, in the event the servicer determines that any servicer advance previously made is nonrecoverable, the trustee shall draw on the collection account to repay the servicer advance to the servicer as a first priority and before payment is made to noteholders.


     Rebates, Refunds, Modifications, Payments from Third Parties. The servicer will be permitted to grant to a user any rebate, refund or adjustment that the servicer in good faith believes is required, because of prepayment in full of a contract. The servicer may deduct the amount of the rebate, refund or adjustment from the amount otherwise payable by the servicer into the collection account. However, the servicer will not permit any rescission or cancellation of any contract which would materially impair the rights of the trustee or the noteholders in the contracts or the proceeds thereof, nor will the prepayment price, after giving effect to the rebate, refund or adjustment without any adjustment for any security deposit previously paid by the user be less than the Prepayment Amount.

     The servicer may waive, modify or vary any term of a contract if the servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the noteholders. The servicer will be required to pursue, in its reasonable business judgment, all of its rights and remedies to require each user to pay all scheduled payments due on each contract, as well as to maximize other recoveries with respect thereto in the form of recoveries.

     With respect to amounts due under a contract, the servicer may accept payments from any entity on behalf of the relevant user and credit the amounts against amounts due from the user.

ACCOUNTS

     For each series, the servicer will establish and maintain at the office of the trustee one or more accounts, designated as the collection account or collection accounts for that series. The collection accounts shall be in the name of the trustee on behalf of the noteholders of that series and payments received on the contracts, to the extent of the collections pledged to pay the notes, will be deposited by the servicer into the collection account.

     Other series accounts may also be established for any series and will be described in the related prospectus supplement.


     Funds in the collection account and in any other series accounts described in the transfer and servicing agreement shall be invested as provided in the transfer and servicing agreement in eligible investments described in the transfer and servicing agreement. Eligible investments are generally limited to investments acceptable to the rating agencies rating the series of notes as being consistent with the ratings of the notes of that series. Except as described below, eligible investments are limited to obligations or securities that mature on or before the business day preceding the next payment date on the notes of that series. Funds on deposit in the series accounts may be invested in eligible investment of the trustee which mature so that the funds are available on the next payment date. Also, to the extent permitted by the rating agencies and provided in the transfer and servicing agreement, amounts in any series account may be invested in eligible investment that will not mature prior to the next payment date and will not be sold to meet any shortfalls. As a result, the amount of cash in any series account at any time available for withdrawal may be less than the balance of such series account at the time. If the amount required to be withdrawn from any series account for a distribution date , as described in the related prospectus supplement, exceeds the amount of cash in that account, a temporary shortfall in the amounts distributed to the noteholders could result, which could, in turn, increase the average life of the related notes. Investment earnings on funds deposited in the series accounts, net of losses and investment expenses will be deposited in the related collection account on each payment date and be treated as collection of interest on the related contracts.

     The series accounts will be maintained as Eligible Deposit Accounts. "ELIGIBLE DEPOSIT ACCOUNT" means either

     - a segregated account with an eligible institution or

     - a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has an investment grade credit rating.

     An eligible institution is

     - the corporate trust department of the trustee, so long as it is a paying agent under the indenture,

     - another institution acceptable to the credit rating agencies maintaining a rating on the series of notes issued under the indenture, or

     - a depository institution, other than the servicer and its affiliates organized under the laws of the United States or any one of the states thereof or the District of Columbia or any domestic branch of a foreign bank

            (i)(A) which has either a long-term unsecured debt rating of in the highest rating category of the rating agencies rating the notes of the series or a short-term unsecured debt rating or a certificate of deposit rating in the highest rating category of the rating agencies rating the notes of the series or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies rating the notes of the series and (B) whose deposits are insured by the FDIC or

            (ii)(A) the parent of which has a long-term or short-term unsecured debt rating acceptable to the rating agencies rating the notes of the series and (B) whose deposits are insured by the FDIC.

SERVICING COMPENSATION


     On each payment date, for each series of notes, for its servicing of the contracts, the servicer will be entitled to receive (a) a "MONTHLY SERVICING FEE" equal to the product of one-twelfth of the servicing fee rate for the series and the aggregate Contract Principal Balance of all contracts in the portfolio pledged to that series as of the beginning of the preceding month, payable out of the collection account. The servicing fee rate for a series will be set forth in the related prospectus supplement. The servicer will also be entitled to the excluded amounts.



     The servicing fee will compensate the servicer for customary equipment contract servicing activities to be performed by the servicer, additional administrative services performed by the servicer and expenses paid by the servicer.


     The servicer, on behalf of the trustee for the benefit of the noteholders, will be responsible for the managing, servicing and administering the contracts and enforcing and making collections on the contracts and any insurance policies and for the enforcing of any security interest in any item of equipment. The servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of users, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the trustee with respect to distributions, providing appropriate federal income tax information for use in providing information to noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the trustee in the equipment and the contracts.


SERVICER NOT TO RESIGN



     Generally, the transfer and servicing agreement will provide that Advanta Bank Corp. may not resign from its obligations and duties as servicer under the transfer and servicing agreement. However, Advanta

Bank Corp. may resign as servicer and transfer its duties, obligations, rights and privileges to a successor and the successor shall become the servicer if:



     - the servicer determines that its performance of its duties is no longer permissible under applicable law; or



     - the servicer transfer is to an affiliate of Advanta Bank Corp.



     The servicer can only be removed if a servicer default has occurred as discussed below.



MERGER OR CONSOLIDATION OF THE SERVICER


     If the servicer merges into or consolidates into another entity or another entity succeeds to the business of the servicer, the surviving, resulting or succeeding entity shall be the successor to the servicer under the transfer and servicing agreement. The successor shall be required to execute an agreement of assumption. The successor shall agree to perform every obligation of the servicer under the transfer and servicing agreement. Any entity succeeding to the business of the servicer by merger, consolidation or otherwise shall be a corporation organized and existing under the laws of the United States or any state and shall have a tangible net worth of at least $20,000,000.


TRANSFER OF SERVICING TO AN AFFILIATE



     Notwithstanding any restrictions on the servicer's ability to resign or transfer the servicing function, if the servicer is Advanta Bank Corp. or an affiliate of Advanta Bank Corp., the servicer may, at its option, transfer all of its duties, obligations, rights and privileges as servicer under the transfer and servicing agreement to any affiliate of Advanta Bank Corp. provided that



     - the new servicer shall give 30 days prior written notice of the change to the trustee, and the entity assuming the servicer position shall execute an agreement of assumption agreeing to perform every obligation of the servicer under the indenture; and



     - the entity assuming the servicer position shall deliver to the trustee written evidence that the credit ratings then assigned to the notes outstanding will not be reduced or withdrawn as a result of the transfer.


     Upon the execution and delivery to the trustee of the written assumption and delivery of the evidence of satisfaction of the rating agency condition, the affiliate shall become the servicer under the transfer and servicing agreement.


SERVICER DEFAULTS



     The following events and conditions are defined in each transfer and servicing agreement as "SERVICER DEFAULTS":



     - failure by the Servicer



       (1) to deliver to the trustee for deposit into the collection account or any other trust account as provided for a series, any required payment, or



       (2) to direct the trustee to make any required distribution from the collection account or any other trust account and, in either case, the failure continues for a period of five business days after written notice of the failure is received by the servicer from the trustee or after the servicer discovers the failure;



     - failure on the part of the servicer to perform or observe in any material respect any other term, covenant or agreement in the transfer and servicing agreement or in any related agreement and the failure materially and adversely affects the noteholders and the failure has been unremedied for

       60 calendar days after receipt by the servicer of a written notice from the trustee or from the holders of not less than 25% of the principal amount of notes outstanding and entitled to vote; and



     - events of voluntary or involuntary insolvency or bankruptcy relating to the servicer.


SERVICER TERMINATION


     So long as a servicer default under the transfer and servicing agreement has not been remedied, then the trustee or the holders of 25% in outstanding principal balance of the notes (excluding any notes held by the servicer or any affiliate of the servicer), by notice in writing to the servicer may terminate all of the rights and obligations of the servicer (except the servicer's indemnification obligations) under the transfer and servicing agreement. Upon the receipt by the servicer of the written notice, all authority and power of the servicer under the transfer and servicing agreement to take any action regarding a contract or equipment will cease and the trustee may exercise authority and power (or other successor servicer) pursuant to the transfer and servicing agreement.


THE INDENTURE


     Pledge to Secure the Notes. Under the indenture, the issuer will grant to the trustee for the benefit of the holders of the notes of that series, all of the issuer's right, title and interest in, to and under all accounts, money, chattel paper, securities, instruments, documents, deposit accounts, certificates of deposit, letters of credit, advices of credit, banker's acceptances, uncertificated securities, investment property, general intangibles, contract rights, goods and other property consisting of, arising from or relating to



     - the contracts for that series and all obligations of the users under the contracts, including all moneys, and including accrued interest due or to become due thereon on or after the series cut-off date (except excluded amounts, and except that the issuers will not receive and will not pledge any residual interest in the equipment);


     - the issuer's security interest in the related equipment;

     - any proceeds with respect to the contracts from claims on any physical damage, credit life and/or disability insurance policies covering the equipment or the users;


     - the transfer and servicing agreement and the issuer's rights to enforce the transfer and servicing agreement;



     - all money, securities, investment property, instruments, and other property on deposit from time to time in or related to the series accounts and in all interest, dividends, earnings, income and other distributions from time to time received, receivable or otherwise distributed to or in respect thereto; and


     - all present and future claims, demands, causes and chose in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing.


     The property and rights described above which are granted to the trustee constitute the "collateral" or the "trust estate" for the series of notes.


     Events of Default and Remedies. Each of the following events will constitute an event of default under the terms of the indenture:


     - default for five calendar days or more in making interest payments on any note when due and payable;


     - the outstanding principal balance of any class of notes is not reduced to zero by that class's stated maturity date;


     - default in the observance or performance of any other covenant or agreement of the issuer in the indenture or any representation or warranty of the issuer made in the indenture proves to have been incorrect in any material respect as of the time when it was made, and continuance of the default or failure to cure the incorrect statement for a period of 30 days after the earliest of (i) the trustee's giving written notice to the issuer or (ii) the holders of 25% of the then outstanding principal balance of the notes entitled to vote giving written notice to the issuer and the trustee; or



     - voluntary or involuntary insolvency or bankruptcy events relating to the issuer or to Advanta Bank Corp.


     If the issuer files for or is caused to enter bankruptcy or insolvency, whether voluntary or involuntary, the unpaid principal amount of all outstanding notes shall automatically become due and payable together with all accrued and unpaid interest thereon.


     If any other event of default occurs and is continuing, then the trustee may or, if so directed by the holders of a majority of the then outstanding principal balance of the notes entitled to vote, shall declare the unpaid principal amount of all the notes to be due and payable immediately, together with all accrued and unpaid interest thereon.



     At any time after a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of notes representing not less than a majority of the outstanding amount of the notes entitled to vote of the series may rescind and annul the declaration and its consequences if:


     - the issuer has paid or deposited with the trustee an amount sufficient to pay all amounts of principal of and interest on all notes of the series and all other amounts that would then be due on the series of notes if the event of default giving rise to the acceleration had not occurred; and

     - all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee and its agents and counsel; and

     - all events of default, other than the nonpayment of the principal of the notes that has become due solely because of the acceleration, have been cured or waived.


     If an event of default occurs and is continuing, the trustee may proceed to protect and enforce its rights and the rights of the noteholders, by such appropriate proceedings as the trustee shall deem most effective to protect and enforce its rights, whether for the specific enforcement of any covenant or agreement in the indenture or in aid of the exercise of any power granted in the indenture, or to enforce any other proper remedy or legal or equitable right vested in the trustee by the indenture or by law.


     In the event that all the notes of a series have been declared due and payable, the trustee shall, except as described in the next paragraph, have the right to sell the trust estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law.


     The trustee may not sell or otherwise liquidate the trust estate following an event of default, other than an event of default involving a failure to pay interest on the notes or to pay principal on the stated maturity date, unless



     - the holders of 100% of the outstanding amount of the notes consent to the sale,


     - the trustee determines that the proceeds of the sale or liquidation distributable to the noteholders are sufficient to discharge in full all amounts then due and unpaid upon the notes for principal and interest or


     - the trustee determines that the trust estate will not continue to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of at least 66 2/3% of the outstanding amount of the notes entitled to vote.


     In determining such sufficiency or insufficiency with respect to the matters described above, the trustee may, but need not, obtain and rely upon an opinion of an investment banking or accounting firm of national reputation as to the feasibility of the proposed action and as to the sufficiency of the trust estate for that purpose.


     If the trustee collects any money or property following the acceleration of the maturities of the notes it shall pay out the money or property (other than the excluded amounts and unpaid servicing fees) in the following order:


          First:  to the trustee for amounts due to the trustee;


          Second: to the holders of the notes in accordance with the priorities and provisions specified for the series and described in the related prospectus supplement; and



          Finally:  to the issuer.


     Limited Rights of Holders to Institute Proceedings. No holder of any note shall have any right to institute any proceeding, judicial or otherwise, under the indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

     - the holder has previously given written notice to the trustee of a continuing event of default;


     - the holders of not less than 25% of the outstanding amount of the notes of that series entitled to vote have made written request to the trustee to institute the proceeding in its own name as trustee;


     - a holder or holders have offered to the trustee an indemnity against the costs, expenses and liabilities to be incurred in complying with the request in form and substance satisfactory to the trustee;


     - the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute proceedings; and


     - no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the outstanding amount of the notes.

     Amendment of an Indenture. Supplements to or amendments of the indenture may be executed without the consent of the holders of the notes to


     - correct or amplify the description of the property subject to the lien of the indenture, subject additional property to the lien of the indenture or confirm the property to the trustee,



     - evidence the succession, in compliance with the terms of the indenture, of another entity to the issuer and the assumption by the successor of the issuer's covenants,


     - add covenants for the benefit of the holders or to surrender any right conferred upon the issuer,


     - provide for acceptance of appointment by a successor trustee or to provide for more than one trustee,



     - modify provisions necessary to qualify, requalify or continue the qualification of the indenture under the Trust Indenture Act of 1939, as amended,



     - cure any ambiguity, correct or supplement any provision which is inconsistent with another provision or make any other provisions concerning matters or questions arising under the indenture if such action, as evidenced by a written opinion of counsel, will not, adversely affect in any material respect the interests of the holders of the notes, or



     - make any other change to or eliminate any provisions of the indenture or modifying the rights of the holders of the notes provided that the change will not, as evidenced by a written opinion of counsel, adversely affect the interests of the holders of the notes in any material respect.



     Except as described in the preceding paragraph, the rights and obligations of the issuer and the rights of the noteholders under the indenture may not be modified by the issuer without the consent of the holders of not less than a majority in outstanding principal balance of the notes entitled to vote but no modification may be made which would do any of the following unless each affected noteholder has consented:



     - reduce the percentage of the holders of the notes which is required for amendments or waivers;



     - make revisions which would change the provisions of the indenture restricting the ability of the issuer, the transferor and any affiliates to vote as a holder of notes;



     - reduce the percentage of the holders of the notes required to direct the sale or liquidation of the trust estate;



     - modify the provisions of the indenture relating to amendments which require noteholder consent, except to increase the percentages;



     - modify provisions to affect the calculation of any payment of interest or principal on the notes; or



     - permit the creation of a lien ranking prior to or on a parity with the lien of the indenture.


                                  NOTE RATINGS


     Each class of notes of a series offered pursuant to this prospectus and a related prospectus supplement will be rated at its initial issuance in one of the four highest categories by at least one nationally recognized statistical rating organization.


     Any rating of a series or class of notes by a rating agency will indicate:

     - the rating agency's view on the likelihood that noteholders will receive required interest and principal payments; and

     - the rating agency's evaluation of the assets pledged to secure the notes and the availability of any credit enhancement for the notes.

     Among the things a rating will not indicate are:

     - the likelihood that principal payments will be paid on a scheduled date;

     - the likelihood that a United States withholding tax will be imposed on non-U.S. noteholders;

     - the marketability of the notes;

     - the market price of the notes; or

     - whether the notes are an appropriate investment for any purchaser.

     A rating will not be recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

     We, on behalf of the issuer, will, for each series, request ratings of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and such a rating could be lower than any rating assigned by a rating agency chosen by us.

                     LEGAL MATTERS AFFECTING THE CONTRACTS

CONSIDERATIONS RELATING TO THE USERS

     Payments on the notes will be made from collections on the contracts and other assets. If a user were to breach a contract, the issuer's remedies generally would include the right to seek specific performance of the contract or to recover damages from the user for the default. These remedies, however, may be limited if the user were to enter bankruptcy or if Article 2A of the UCC were to apply. In particular, though giving parties to a commercial lease significant freedom to agree to their own contract terms, Article 2A may limit the enforceability of any provision deemed unconscionable. In addition, applicable state law may limit the servicer's ability to foreclose upon the equipment or obtain a deficiency judgment against the user. In any of these instances, you could experience delays in payment and losses on your investment.

CONSIDERATIONS RELATING TO SECURITY INTERESTS IN THE EQUIPMENT

     Under each contract, the originator has either an ownership interest or a security interest in the related equipment. A security interest in equipment generally is not perfected unless a UCC financing statement has been filed in the appropriate state or local filing office.


     Advanta Bank Corp. has taken steps to perfect its security interest only in equipment with an original cost in excess of $25,000. As a consequence, security interests transferred to your issuer and pledged to the trustee of your series in equipment with an original cost of $25,000 or less will not be perfected, and another creditor of the user may acquire rights in this equipment superior to those of your issue or trustee. This may adversely affect the ability of the servicer or the subservicer to foreclose upon the equipment in the event of a user's default. This may cause you to experience delays in payments and losses on your investment.


     Even if Advanta Bank Corp. has a perfected security interest, moreover, neither the issuer nor the trustee will become the secured party of record for that equipment Therefore, through the fraud, negligence or neglect of Advanta Bank Corp., your interests in the equipment could be impaired and losses on your investment could result.

CONSIDERATIONS RELATING TO OWNERSHIP INTERESTS IN THE EQUIPMENT

     Advanta Bank Corp. has not originated all of the contracts. If any of these contracts constitute true leases rather than financing leases then, under applicable commercial law, the originator will have retained the ownership interest in the related equipment.

     Some of the contracts originated by Advanta Bank Corp. may be true leases as well. In these instances, Advanta Bank Corp. holds the ownership interest in the related equipment. Advanta Bank Corp. will not transfer any ownership interest in equipment or certain payments made by a user relating to an ownership interest in the equipment to an issuer.

     If a conservator or receiver were appointed for Advanta Bank Corp. or an originator, or if an originator were to become the debtor in a bankruptcy case, the conservator or receiver or a bankruptcy trustee could exercise rights related to these ownership interests and excluded payments that could terminate or otherwise impair your rights under the related contracts. As a consequence, you could experience delays in payment or losses on your investment.

CONSIDERATIONS RELATING TO YOUR INTEREST IN THE CONTRACTS AND OTHER ASSETS

     Advanta Bank Corp., in its capacity as servicer, will engage its affiliate Advanta Business Services Corp. to subservice the contracts. The subservicer, however, will not segregate the contracts from similar documents in its possession, and the contracts will not be stamped or otherwise marked to reflect their transfer to your issuer or the trustee of your series. Therefore, if the subservicer were to sell or pledge the contracts in its possession through fraud, negligence or neglect, the transferee could acquire an interest in these contracts superior to those of your issuer and trustee. In such an event, you could experience delays in payments and losses on your investment. In addition, if the subservicer were to become insolvent or enter bankruptcy, competing claims to the contracts in its possession could arise. Even if unsuccessful, these claims could result in delays in payments or losses to you.

     Certain contracts are not leases but rather are loans evidenced by promissory notes. The subservicer will hold these promissory notes instead of delivering them to your issuer or the trustee of your series. As a result, neither your issuer nor your trustee will have a perfected security interest in the promissory notes, and as a result, you could suffer delays in payments or losses on your investment.

     Contracts that do not constitute loans evidenced by promissory notes are "accounts," "general intangibles," or "chattel paper" under the UCC. Both the sale of accounts and chattel paper and the transfer of accounts and chattel paper as security for an obligation are subject to the provisions of Article 9 of the UCC. In addition, a transfer of general intangibles as security for an obligation is subject to the provisions of Article 9 of the UCC. Therefore, Advanta Bank Corp. will file appropriate UCC financing statements to perfect your issuer's security interest in the contracts. Article 9 of the UCC, however, does not apply to the sale of general intangibles. As a consequence, some other action under applicable state law may be required in order to perfect the sale against the interests of third parties.

     Under some contracts Advanta Bank Corp. has obtained from the originator, and will transfer to your issuer, only a right to scheduled payments. If a conservator or receiver were appointed for the originator or if the originator were to become a debtor in a bankruptcy case, the conservator or receiver or a bankruptcy trustee could exercise rights under these contracts that could terminate or otherwise impair the interests of your issuer or the trustee of your series. In particular, under the United States Bankruptcy Code, the bankruptcy trustee could elect to breach the originator's obligations under the contracts or to dispose of all rights under the contracts including the right to scheduled payments acquired by Advanta Bank Corp. and transferred to your issuer. In such an event, the amount received under the contracts could be less than the scheduled payments, this could result in losses to you.


     Advanta Bank Corp. will represent and warrant in the transfer and servicing agreement that, except for excluded amounts and the residual interest in the equipment, its transfer of the contracts is either a sale of all of its right, title and interest in and to the contracts to the issuer or the grant of a first-priority perfected security interest in its rights in the contracts to the issuer, in either case free and clear of all liens arising from or through Advanta Bank Corp. except for certain permitted liens.


     There are limited circumstances in which a prior or subsequent transferee of contracts or other assets acquired by Advanta Bank Corp. after your series is issued could have an interest in those contracts with priority over your trustee's interest. Under the transfer and servicing agreement, however, Advanta Bank Corp. will represent and warrant that it has transferred the contracts to the issuer free and clear of the lien of any third party other than your trustee except for liens permitted by the transfer and servicing agreement. In addition, Advanta Bank Corp. will covenant not to sell, pledge, assign, transfer or grant any lien on any contract or any interest in any contract other than to your issuer or the trustee of your series. Nevertheless, a tax, governmental or other nonconsensual lien on property of Advanta Bank Corp. arising before a contract or other asset is transferred to the issuer may have priority over your trustee's interest. Furthermore, if the FDIC were appointed as conservator or receiver for Advanta Bank Corp., administrative expenses of the FDIC may have priority over the interest of your trustee in the contracts and other assets.

     In addition, while Advanta Bank Corp. is the servicer or Advanta Business Services Corp. is the subservicer, cash collections held by Advanta Bank Corp. or Advanta Business Services Corp. may be commingled and used for its benefit prior to the deposit of the collections into the collection account. If insolvency or similar proceedings were commenced by or against Advanta Bank Corp. or Advanta Business Services Corp. or, in certain circumstances, if certain time periods were to pass, the trust may not have a first-priority perfected security interest in those collections. If this were to occur, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

CONSIDERATIONS RELATING TO CONSERVATORSHIP, RECEIVERSHIP AND BANKRUPTCY

     Your issuer has been structured such that the filing of a voluntary or involuntary petition for relief by or against your issuer under the Bankruptcy Code is unlikely. Nevertheless, if your issuer were to become a debtor in a bankruptcy case, delays in payment and losses on your investment could occur.


     Advanta Bank Corp. is organized as a Utah corporation and is regulated and supervised by the Utah Department of Financial Institutions which is authorized to appoint the FDIC as conservator or receiver for Advanta Bank Corp. if specified events occur relating to Advanta Bank Corp.'s financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Advanta Bank Corp.


     If

          (1) the transfer and servicing agreement complies with the regulatory requirements of the FDIA,

          (2) the security interest granted under the transfer and servicing agreement was perfected before the FDIC is appointed as conservator or receiver for Advanta Bank Corp., and

          (3) the security interest was not taken in contemplation of Advanta Bank Corp.'s insolvency or with the intent to hinder, delay or defraud Advanta Bank Corp. or its creditors,


then the FDIA provides that the security interest should be respected. In addition, opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by Advanta Bank Corp. in the contracts and other assets. Nevertheless, if the FDIC were to assert a contrary position, or were to require the trustee to go through the administrative claims procedure established by the FDIC to obtain payments on the notes, or were to request a stay of any actions by the trustee to enforce the transfer and servicing agreement or the notes against Advanta Bank Corp., delays or reductions in payments on your notes could occur.


     In addition, the FDIC as conservator or receiver for Advanta Bank Corp. could repudiate the transfer and servicing agreement. The FDIA would limit the damages for a repudiation to the trust's "actual direct compensatory damages" determined as of the date that the FDIC is appointed as conservator or receiver. The FDIC, moreover, could delay its decision whether to repudiate the transfer and servicing agreement for a reasonable period following its appointment as conservator or receiver for Advanta Bank Corp. Therefore, if the FDIC as conservator or receiver for Advanta Bank Corp. were to repudiate the transfer and servicing agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on your notes, thus resulting in losses to you.


     Each indenture will provide that, if a conservator or receiver is appointed for Advanta Bank Corp., an event of default will occur. In such an event, the notes shall be declared due and payable immediately, and the trustee may foreclose upon the contracts and other assets pledged to secure those notes. Regardless of the terms of the indenture, however, the FDIC as conservator or receiver for Advanta Bank Corp. may have the power to delay this procedure, to prevent the acceleration of your notes, and to prevent or limit the early liquidation of the contracts and other assets. Regardless of the trustee's determination not to accelerate the notes or not to liquidate the assets or of the noteholders' instructions, the FDIC as conservator or receiver for Advanta Bank Corp. may have the power to require the acceleration and prepayment of the notes and the early liquidation of the trust estate.


     The FDIC as conservator or receiver for Advanta Bank Corp. also may have the power to prevent either the trustee or the noteholders from appointing a successor servicer under the transfer and servicing agreement. In addition, if the FDIC were appointed as conservator or receiver for Advanta Bank Corp., the trustee of your series may be precluded from compelling Advanta Bank Corp. to repurchase contracts and other assets transferred in breach of its representations and warranties, and therefore, you could experience delays in payment or losses on your investment.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL


     The following summary generally describes the material United States federal income tax consequences of an investment in the notes. The following summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to Advanta Bank Corp. The summary is based on the Internal Revenue Code of 1986, as amended, or the "CODE" as of the date of this prospectus, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of
Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. This discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder.


     Special tax counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of special tax counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described herein. Accordingly, persons considering the purchase of notes should consult their own tax advisors regarding the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES

     Treatment of the Notes as Debt. Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision and hence the matter cannot be free from doubt, the notes offered by this prospectus will be characterized as debt for United States federal income tax purposes. Additionally, the issuer will agree by entering into the indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.

     If, contrary to the opinion of special tax counsel, the IRS successfully asserted that a class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuer or some other entity for such purposes. If so treated, investors could be treated for such purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a noteholder as a partner could have adverse tax consequences to certain holders. For example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. If the notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on the notes recharacterized as equity, and any increase in the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes. Also noteholders might not be entitled to any dividends received deduction regarding payments of interest on notes treated as dividends. Prospective investors should consult with their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances. The following discussion assumes that the characterization of the notes as debt is correct.

     Interest and Original Issue Discount. Generally, stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder's usual method of tax accounting. If a class of notes is issued with original issue discount or OID, the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of such a note (including a cash basis holder) generally would be required to include the OID on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of such interest should be included in the Note's stated redemption price at maturity. If upheld, such treatment should not significantly affect tax liabilities for most holders of the notes, but potential noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The issuer intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.


     One or more classes of notes of a series may be subject to certain additional rules applicable to "short-term obligations" if they are treated as having a maturity date of not more than one year from the date of issuance; for this purpose, such maturity date generally would be the last possible date that the obligation could be outstanding by its terms, without regard to "remote or incidental" contingencies (including defaults). In general, an individual or other cash method holder of a short-term obligation is not required to accrue OID for federal income tax purposes unless it elects to do so. Noteholders who report income for federal income tax purposes on the accrual method of accounting and certain other holders are required to include OID on short-term obligations on a straight-line basis, unless an election is made to accrue the OID according to a constant yield basis. In the case of a holder who is not required and does not elect to include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term obligation will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant interest method based on daily compounding) through the date of sale, exchange or retirement. In addition, such non-electing holders who are not subject to the current inclusion requirement described in this paragraph will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry such short-term obligations in an amount not exceeding the deferred interest income, until such deferred interest income is realized. For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term obligation, including stated interest, are included in the short-term obligation's stated redemption price at maturity.


     Market Discount. A holder of a note who purchases an interest in a note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note (in each case, other than a "short-term obligation") are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

     Market Premium. A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Code.

     Disposition of the Notes. Upon the sale, exchange, or retirement of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale (other than amounts attributable to accrued interest) and the holder's adjusted tax basis in the note. The holder's adjusted tax basis in the note generally will equal the cost of the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by such holder with respect to such note. Subject to the discussion of "short-term obligations" above, any such gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year.


     Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the issuer to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person
(i) is not for United States federal income tax purposes (a) actually or constructively a "10 percent shareholder" of the issuer, (b) a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and
(ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement on IRS form W-8 or a substitute (or applicable successor) form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless definitive notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS form W-8 or substitute (or applicable successor) form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001; foreign persons should consult their tax advisors concerning the impact to them, if any, of such revised procedures.


     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Code at 31% if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR TAX SITUATION, AND DOES NOT PURPORT TO ADDRESS THE ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS.

                             STATE TAX CONSEQUENCES


     Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of holding the notes. However, purchasers of notes should be aware that if some of the notes were classified as interests in a partnership rather than as debt for applicable state and local tax purposes, certain states and localities might assert that the partnership is doing business therein and subject the affected holders to taxation as a result of holding the affected notes. In addition, the issuer, as a Nevada LLC, is not subject to income or franchise taxes imposed by the state of Nevada, but the issuer could be taxable in other states and localities by reason of its activities; if so, state and local taxes could reduce amounts available for distribution to holders of the offered notes. PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ANY NOTES.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or "ERISA", and section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested -- all called "Plans", that are subject to the fiduciary responsibility provisions of ERISA and/or section 4975 of the Code, and on persons who are fiduciaries with respect to plans, in connection with the investment of plan assets of any plan. ERISA generally imposes on plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan.

     ERISA and section 4975 of the Code prohibit a broad range of transactions involving "plan assets" and persons who have certain specified relationships to a plan or its plan assets -- called "parties in interest" , unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in section 406 of ERISA and section 4975 of the Code.

     Subject to the considerations described below and except to the extent otherwise specified in the accompanying prospectus supplement, Advanta Bank Corp. anticipates that the notes offered by this prospectus and the accompanying prospectus supplement are eligible for purchase with plan assets of any plan.

     Any plan fiduciary or other plan investor considering whether to purchase the notes with plan assets of any plan should determine whether a purchase is consistent with its fiduciary duties and whether a purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or section 4975 of the Code because any of the originator, the issuer, the servicer, the trustee or any other party may be parties in interest with respect to the investing plan and may be deemed to be benefiting from the issuance of the notes.

     If the originator, the issuer or the servicer is a party in interest with respect to the prospective plan investor, any plan fiduciary or other plan investor considering whether to purchase or hold the notes should consult with its counsel regarding the availability of exemptive relief under U.S. Department of Labor -- or DOL -- Prohibited Transaction Class Exemption- or PTCE-96-23, relating to transactions determined by "in-house asset managers"; 95-60, relating to transactions involving insurance company general accounts, 91-38, relating to transactions involving bank collective investment funds, 90-1, relating to transactions involving insurance company pooled separate accounts; or 84-14, relating to transactions determined by independent "qualified professional asset managers," or any other prohibited transaction class exemption issued by the DOL.

     A purchaser of the notes should be aware, however, that even if the conditions specified in one or more of the above-referenced class exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions. In such case, an individual prohibited transaction exemption must be requested and obtained from the DOL pursuant to section 408(a) of ERISA in order to effect the transaction.

     In addition, under DOL regulation section 2510.3-101, the purchase with plan assets of equity interests in the trust estate could sometimes cause the contracts and other property and rights included in the trust estate to be considered plan assets of the investing plan which would then subject the issuer and the trust estate to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Code. Nevertheless, because the notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of special tax counsel, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences -- Consequences to Holders of the Notes"), and (b) should not be deemed to have any "substantial equity features," purchases of the notes with plan assets should not be treated as equity investments and, therefore, the contracts and other assets included in the trust estate should not be deemed to be plan assets of the investing plans. Those conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     The notes may not be purchased or held by any plan, or any person investing plan assets of any plan, if any of the originator, the issuer, the servicer, the trustee or any of their affiliates:

     - has investment or administrative discretion with respect to the plan assets used to effect such purchase;

     - has authority or responsibility to give, or regularly gives, investment advice regarding plan assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such plan assets, and (2) will be based on the particular investment needs of such plan; or

     - unless PTCE 95-60, 91-38 or 90-1 is applicable, is an employer maintaining or contributing to such plan. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase and holding thereof that it is not subject to the foregoing limitation.

     Any plan fiduciary or other plan investor considering whether to purchase any notes on behalf of or with plan assets of any plan should consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered hereby.

     Certain employee benefit plans, such as governmental plans, as defined in section 3(32) of ERISA, and church plans, as defined in section 3(33) of ERISA for which the election provided by section 410(d) of the Code has not been made, are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of those plans may be invested in the notes without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

                              PLAN OF DISTRIBUTION

     The notes of each series may be sold to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters or by any other underwriting arrangement as may be specified in the related prospectus supplement or may be placed either directly or through agents. The bank intends that the notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular series of notes may be made through a combination of such methods.

     Each prospectus supplement will set forth the price at which each class of notes being offered thereby will be offered to the public and any concessions that may be offered to dealers participating in the offering of the notes. After the initial public offering of a series of notes, the public offering prices and the concession may be changed.

     Each underwriting agreement will provide that the bank will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make.

     Each issuer may, from time to time, invest the funds in its series accounts in eligible investments acquired from the underwriters.

     Pursuant to each of the underwriting agreements for a series of notes, the closing of the sale of each class of notes will be contingent on the closing of the sale of all other such classes.


                                 LEGAL OPINIONS



     Legal matters relating to the validity of the notes will be passed upon for the issuers by Orrick Herrington & Sutcliffe LLP, Washington, D.C. and for matters of Nevada law will be passed upon for each issuer by Woodburn & Wedge, Reno, Nevada, for the bank by Van Cott, Bagley, Cornwall & McCarthy, Salt Lake City, Utah and with respect to certain federal tax matters, by Orrick, Herrington & Sutcliffe LLP, Washington, D.C.

                                 INDEX OF TERMS


Clearstream, Luxembourg.................   23
Code....................................   39
Contract Principal Balance..............   13
defaulted contract......................   19
Eligible Deposit Account................   30
excluded amounts........................   12



monthly servicing fee...................   30
pledged assets..........................   11
Prepayment Amount.......................   13
residual interest.......................   12
residual receipts.......................   12
servicer defaults.......................   31
users...................................   12

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Statement Fee..................................  $  264,000*
Printing and Engraving Expenses.............................  $  100,000
Trustee's Fees and Expenses.................................  $   20,000
Legal Fees and Expenses.....................................  $  300,000
Blue Sky Fees and Expenses..................................  $   20,000
Accountants' Fees and Expenses..............................  $  100,000
Rating Agency Fees..........................................  $  400,000
Miscellaneous Fees and Expenses.............................  $   20,000
Total.......................................................  $1,224,000


---------------

* Actual.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

     Article VII of the By-laws of Advanta Bank Corp. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities.

     The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides that Advanta Bank Corp. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the Securities Act of 1933 or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement, the Prospectus or the Prospectus Supplement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse Advanta Bank Corp. and the issuer of the respective series of notes with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in the Registration Statement, the Prospectus or the Prospectus Supplement.

     Insurance. As permitted under the laws which govern the organization of Advanta Bank Corp., the by-laws of Advanta Bank Corp. permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

ITEM 16.  EXHIBITS.


EXHIBIT   DESCRIPTION OF DOCUMENT
-------   -----------------------
  1.1     Form of Underwriting Agreement for the Offered Notes*
  4.1     Form of Indenture
  4.2     Form of Transfer and Servicing Agreement
  4.3     Form of Limited Liability Company Operating Agreement
  5.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to validity
  8.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters
 23.1     Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1)
 23.2     Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1)
 24.1     Powers of Attorney for Advanta Bank Corp.*
 25.1     Statement of Eligibility of Trustee (Form T-1)


---------------

* Previously filed


ITEM 17.  UNDERTAKINGS.

     The undersigned Advanta Bank Corp., on behalf of each of the Limited Liability Companies, hereby undertakes as follows:

          (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (b) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (b)(1)(i) and (b)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (c) That, for purposes of determining any liability under the Securities Act of 1933, each filing of its respective annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Advanta Bank Corp., on behalf of each of the Limited Liability Companies, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Draper, State of Utah, on February 22, 2000.


                                          ADVANTA BANK CORP.,
                                          as Registrant

                                          By:        /s/ MARK HALES
                                            ------------------------------------
                                              Name: Mark Hales
                                              Title: Chief Executive Officer and
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on February 22, 2000 below by the following persons in the capacities with respect to Advanta Bank Corp. indicated.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                   /s/ MARK HALES                      President and Director
-----------------------------------------------------    (Principal Executive Officer and Principal
                     Mark Hales                          Accounting Officer)

                /s/ PHILIP M. BROWNE*                  Director
-----------------------------------------------------
                  Philip M. Browne

                  /s/ DENNIS ALTER*                    Chairman of the Board and Director
-----------------------------------------------------
                    Dennis Alter

                /s/ WILLIAM WIRTHLIN*                  Director
-----------------------------------------------------
                  William Wirthlin

                /s/ FRED P. GONZALES*                  Director
-----------------------------------------------------
                  Fred P. Gonzales

               /s/ CALVIN M. BOARDMAN*                 Director
-----------------------------------------------------
                 Calvin M. Boardman

                 By: /s/ MARK HALES
  -------------------------------------------------
                     Mark Hales
                  Attorney-in-Fact


---------------


*Note: A Power of Attorney appointing Mark Hales, Philip M. Browne, and Michael Coco or any of them acting singly, to execute the Registration Statement and any amendments thereto on behalf of the above-named individuals previously was filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION OF DOCUMENT
-------   -----------------------
  1.1     Form of Underwriting Agreement for the Offered Notes *
  4.1     Form of Indenture
  4.2     Form of Transfer and Servicing Agreement
  4.3     Form of Limited Liability Company Operating Agreement
  5.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to validity
  8.1     Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters
 23.1     Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1)
 23.2     Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1)
 24.1     Powers of Attorney for Advanta Bank Corp.*
 25.1     Statement of Eligibility of Trustee (Form T-1)


---------------

* Previously filed.